Execution Version

Oportun Funding V, LLC
NINTH AMENDMENT TO THE BASE INDENTURE
This NINTH AMENDMENT TO THE BASE INDENTURE, dated as of June 22, 2020 (this “Amendment”), is entered into among Oportun Funding V, LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers, as trustee (in such capacity, the “Trustee”), as securities intermediary (in such capacity, the “Securities Intermediary”) and as depositary bank (in such capacity, the “Depositary Bank”).
RECITALS
WHEREAS, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have previously entered into that certain Base Indenture, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Base Indenture”);
WHEREAS, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have previously entered into that certain Series 2015 Supplement, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Series Supplement”; together with the Base Indenture, collectively, the “Indenture”);
WHEREAS, concurrently herewith, (i) the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank are entering into that certain Sixth Amendment to the Series 2015 Supplement, dated as of the date hereof, (ii) the Issuer, as purchaser, and Oportun, Inc. (“Oportun”), as seller, are entering into that certain Tenth Amendment to the Purchase and Sale Agreement, dated as of the date hereof, and (iii) the Issuer, Oportun, the Servicer, each Noteholder and the Back-up Servicer are entering into that certain Consent, dated as of the date hereof; and
WHEREAS, in accordance with Section 13.2 of the Base Indenture, the Issuer desires to amend the Base Indenture as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings assigned to them in, or by reference in, the Indenture.
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ARTICLE II

AMENDMENTS TO THE BASE INDENTURE
SECTION 2.01. Amendments. The Base Indenture is hereby amended to incorporate the changes reflected on the marked pages of the Base Indenture attached hereto as Schedule I, with a conformed copy of the amended Base Indenture attached hereto as Schedule II.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
SECTION 3.01. Representations and Warranties. The Issuer hereby represents and warrants to the Trustee, the Securities Intermediary, the Depositary Bank and each of the other Secured Parties that:
(a) Representations and Warranties. Both before and immediately after giving effect to this Amendment, the representations and warranties made by the Issuer in the Indenture and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b) Enforceability. This Amendment and the Indenture, as amended hereby, constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.
(c) No Defaults. No Rapid Amortization Event, Event of Default, Servicer Default or Block Event has occurred and is continuing.
ARTICLE IV
MISCELLANEOUS
SECTION 4.01. Ratification of Base Indenture. As amended by this Amendment, the Base Indenture is in all respects ratified and confirmed and the Base Indenture, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.
SECTION 4.02. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
SECTION 4.03. Recitals. The recitals contained in this Amendment shall be taken as the statements of the Issuer, and none of the Trustee, the Securities Intermediary or the Depositary Bank assumes any responsibility for their correctness. None of the Trustee, the
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Securities Intermediary or the Depositary Bank makes any representations as to the validity or sufficiency of this Amendment.
SECTION 4.04. Rights of the Trustee, the Securities Intermediary and the Depositary Bank. The rights, privileges and immunities afforded to the Trustee, the Securities Intermediary and the Depositary Bank under the Indenture shall apply hereunder as if fully set forth herein.
SECTION 4.05. GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
SECTION 4.06. Effectiveness. This Amendment shall become effective as of the date hereof upon:
(a) receipt by the Trustee of an Issuer Order directing it to execute and deliver this Amendment;
(b) receipt by the Trustee of an Officer’s Certificate of the Issuer stating that the execution of this Amendment is authorized and permitted by the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;
(c) receipt by the Trustee of an Opinion of Counsel stating that the execution of this Amendment is authorized and permitted under the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;
(d) receipt by the Trustee of evidence of the consent of each Noteholder to this Amendment;
(e) receipt by the Trustee of counterparts of this Amendment, duly executed by each of the parties hereto; and
(f) receipt by the Trustee of such other instruments, documents, agreements and opinions reasonably requested by the Trustee prior to the date hereof.
(Signature page follows)
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IN WITNESS WHEREOF, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.
Oportun Funding V, LLC,
as Issuer

By: /s/ Jonathan Coblentz
        Name: Jonathan Coblentz
        Title: Treasurer
         Ninth Amendment to
         Base Indenture (OF V)

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By: /s/ Drew H. Davis
        Name: Drew H. Davis
        Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Securities Intermediary

By: /s/ Drew H. Davis
        Name: Drew H. Davis
        Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Depositary Bank

By: /s/ Drew H. Davis
        Name: Drew H. Davis
        Title: Vice President

         Ninth Amendment to
         Base Indenture (OF V)

SCHEDULE I
Amendments to the Base Indenture

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SCHEDULE II
Conformed Copy of Amended Base Indenture

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CONFORMED COPY
As amended by the
Ninth Amendment to the Base Indenture,
dated as of June 22, 2020
OPORTUN FUNDING V, LLC,
as Issuer
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, as Securities Intermediary and as Depositary Bank

BASE INDENTURE
Dated as of August 4, 2015

Variable Funding Asset Backed Notes
(Issuable in Series)

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Exhibits:
Exhibit A: Form of Release and Reconveyance of Trust Estate
Exhibit B: Form of Lien Release
Exhibit C: Form of Permitted Takeout Release
Exhibit D: Form of Intercreditor Agreement
Exhibit E:  Form of Asset Repurchase Demand Activity Report

Schedule 1 Perfection Representations, Warranties and Covenants

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BASE INDENTURE, dated as of August 4, 2015, between OPORTUN FUNDING V, LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (the “Issuer”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers validly existing under the laws of the United States, as Trustee, as Securities Intermediary and as Depositary Bank.
W I T N E S S E T H:
WHEREAS, the Issuer has duly executed and delivered this Indenture to provide for the issuance from time to time of one or more Series of Notes, issuable as provided in this Indenture; and
WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;
NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Holders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
GRANTING CLAUSE
The Issuer hereby grants to the Trustee on the Closing Date, for the benefit of the Trustee, the Noteholders and any other Person to which any Secured Obligations are payable (the “Secured Parties”), to secure the Secured Obligations, a continuing Lien on and security interest in all of the Issuer’s right, title and interest in, to and under the following property whether now owned or hereafter acquired, now existing or hereafter created and wherever located (a) all Contracts and all Receivables that have been or may from time to time be conveyed, sold and/or assigned to the Issuer pursuant to the Purchase Agreement; (b) all Collections thereon received after the applicable Cut-Off Date; (c) all Related Security; (d) the Collection Account and any other account maintained by the Trustee for the benefit of the Secured Parties of any Series of Notes as trust accounts (each such account, a “Trust Account”), all monies from time to time deposited therein and all investments and other property from time to time credited thereto; (e) all certificates and instruments, if any, representing or evidencing any or all of the Trust Accounts or the funds on deposit therein from time to time; (f) all investments made at any time and from time to time with moneys in the Trust Accounts; (g) the Servicing Agreement and the Purchase Agreement; (h) all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge made by the Issuer or by anyone on its behalf; (i) all present and future claims, demands, causes and choses in action and all payments on or under the foregoing and (j) all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of all of the foregoing and the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel
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paper, checks, deposit accounts, insurance proceeds, investment property, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate”).
The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Secured Obligations, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.
The Issuer hereby assigns to the Trustee all of the Issuer’s power to authorize an amendment to the financing statement filed with the Delaware Secretary of State relating to the security interest granted to the Issuer by the Seller pursuant to the Purchase Agreement; provided, however, that the Trustee shall be entitled to all the protections of Article 11, including Sections 11.1(g) and 11.2(k), in connection therewith, and the obligations of the Issuer under Sections 8.2(i) and 8.3(j) shall remain unaffected.
The Trustee, for the benefit of the Secured Parties, hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and the Lien on the Trust Estate conveyed by the Issuer pursuant to the Grant, declares that it shall maintain such right, title and interest, upon the trust set forth, for the benefit of all Secured Parties, subject to Sections 11.1 and 11.2, and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Secured Parties may be adequately and effectively protected.
ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1. Definitions
. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the following meanings:
        “Access Loan Receivable” means each of the consumer loans that were (i) originated by the Seller, the Nevada Originator or any of their Affiliates pursuant to its “Access Loan” program (formerly known as the Seller’s “Starter Loan” program) intended to make credit available to select borrowers who do not qualify for credit under the Seller’s principal loan origination program, (ii) identified on the Seller’s, the Servicer’s or, if applicable, the Nevada Originator’s books as an Access Loan Receivable as of the date of origination, and (iii) identified by the Seller from time to time in writing to the Noteholders on a schedule of Access Loan Receivables, substantially in the form of Exhibit B to the Purchase Agreement.
“Active Emergency Hardship Deferment Receivable” means any Receivable with respect to which (i) one or more payments has been deferred and added to the end of the loan payment schedule related to such Receivable, (ii) such deferment was as a result of an Emergency and (iii)

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such deferment was otherwise in accordance with the Credit and Collection Policies; provided that such Receivable shall no longer be considered an Active Emergency Hardship Deferment Receivable upon the earlier to occur of (a) the payment by the related Obligor of the equivalent of one full monthly payment (if on a monthly payment schedule) or two full semi-monthly or bi-weekly payments (if on a semi-monthly or bi-weekly payment schedule) during the period beginning on the date such deferment was granted and ending fifteen (15) days after the expiration of such deferment for a monthly payment schedule loan and thirty (30) days after the expiration of such deferment for a semi-monthly or bi-weekly schedule loan and (b) such Receivable becoming a Re-Written Receivable or a Defaulted Receivable. For the avoidance of doubt, an Active Emergency Hardship Deferment Receivable is not a Re-Aged Receivable.
“ADS Score” means the credit score for an Obligor referred to as the “Alternative Data Score” determined by the Seller in accordance with its proprietary scoring method.
“Adverse Claim” means a Lien on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than a Permitted Encumbrance.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.
“Agent” means any Transfer Agent and Registrar or Paying Agent.
“Aggregate Class A Note Principal” has, with respect to any Series of Notes, the meaning specified in the related Series Supplement.
“Amortization Period” has, with respect to any Series of Notes, the meaning specified in the related Series Supplement.
“Applicants” has the meaning specified in Section 4.2(b).
“Back-Up Servicer” has the meaning specified in the Servicing Agreement.
“Back-Up Servicing Agreement” has the meaning specified in the Servicing Agreement.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.
“Base Indenture” means this Base Indenture, dated as of the Closing Date, between the Issuer and the Trustee, as amended, restated, modified or supplemented from time to time, exclusive of Series Supplements.
“Benefit Plan Investor” mean an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” as described in Section 4975 of the Code,

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which is subject to Section 4975 of the Code, or an entity deemed to hold plan assets of any of the foregoing.
“Borrowing Base Amount” means, on any date of determination, the Outstanding Receivables Balance of all Eligible Receivables (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded).
“Borrowing Base Shortfall” means, on any date of determination, the excess, if any, of (i) the sum of the Aggregate Class A Note Principal plus the Required Overcollateralization Amount, over (ii) the Borrowing Base Amount.
“Business Day” unless otherwise specified in a Series Supplement, means any day that DTC is open for business at its office in New York City and any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the States of California, Florida, Illinois, Missouri, New York or Texas are authorized or obligated by Law to be closed.
“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.
“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Change in Control” means any of the following:
(a) with respect to Oportun Financial Corporation (f/k/a Progreso Financiero Holdings, Inc.):
(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the voting power of the then outstanding Capital Stock of Oportun Financial Corporation entitled to vote generally in the election of the directors of Oportun Financial Corporation; or
(ii) Oportun Financial Corporation consolidates with or merges into another corporation (other than a Subsidiary of Oportun Financial Corporation or conveys, transfers or leases all or substantially all of its property to any person (other than a Subsidiary of Oportun Financial Corporation), or any corporation (other than a Subsidiary of Oportun Financial Corporation) consolidates with or merges into Oportun Financial Corporation, in either event pursuant to a transaction in which the outstanding Capital Stock of Oportun Financial

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Corporation is reclassified or changed into or exchanged for cash, securities or other property;
(b) the failure of Oportun Financial Corporation (f/k/a Progreso Financiero Holdings, Inc.) to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the Seller free and clear of any Lien; or
(c) the failure of the Seller to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the initial Servicer, the Nevada Originator and the Issuer, in each case free and clear of any Lien.
“Class” means, with respect to any Series, any one of the classes of Notes of that Series as specified in the related Series Supplement.
“Closing Date” means August 4, 2015.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and Treasury Regulations promulgated thereunder.
“Collateral Trustee” means initially Wilmington Trust, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor collateral trustee appointed in accordance with the provisions of the Intercreditor Agreement.
“Collection Account” has the meaning specified in Section 5.3(a).
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable made by or on behalf of Obligors, including, without limitation, all principal, Finance Charges and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections in each case, received after the Cut-Off Date; provided, however, that, if not otherwise specified, the term “Collections” shall refer to the Collections on all the Receivables collectively together with any Investment Earnings and any other funds received with respect to the Trust Estate.
“Commission” means the U.S. Securities and Exchange Commission, and its successors.
“Concentration Limits” shall be deemed exceeded if any of the following is true on any date of determination (unless otherwise specified below, “weighted average” refers to an average weighted by Outstanding Receivables Balance):
(i) the aggregate Outstanding Receivables Balance of all Re-Written Receivables and Re-Aged Receivables that are Eligible Receivables exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(ii) the weighted average fixed interest rate of all Eligible Receivables is less than 28.0%;

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(iii) the weighted average term to maturity of all Eligible Receivables exceeds forty-one (41) months;
(iv) the weighted average credit score of the related Obligors of all Eligible Receivables (excluding any Eligible Receivables the Obligor of which has no (or a zero) credit score) is less than: (x) ADS Score: 700, (y) PF Score: 640 and (z) VantageScore: 600;
(v) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following credit score bucket: ADS Score: less than or equal to 560 (the “ADS Score Threshold”), exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(vi) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following credit score bucket: PF Score: less than or equal to 500 (the “PF Score Threshold”), exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(vii) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following credit score bucket: VantageScore: less than or equal to 520 (the “VantageScore Threshold”), exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(viii) the sum (with duplication) of (x) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the ADS Score Threshold, plus (y) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the PF Score Threshold, plus (z)  the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the VantageScore Threshold, exceeds 9.75% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(ix) the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of less than $800 exceeds 10.0% of the Outstanding Receivables Balance of all Eligible Receivables;
(x) the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of greater than $6,000 is less than 20.0% of the Outstanding Receivables Balance of all Eligible Receivables;
(xi)  the aggregate Outstanding Receivables Balance of all Eligible Receivables that are not Renewal Receivables exceeds 40.0% of the Outstanding Receivables Balance of all Eligible Receivables;
(xii)  the aggregate Outstanding Receivables Balance of all Eligible Receivables that have an annual percentage rate greater than or equal to 60.0% exceeds 5% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

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(xiii) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not reside in Arizona, California, Florida, Illinois, Nevada, Texas or Utah at the time of loan originations exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(xiv) the aggregate Outstanding Receivables Balance of all Eligible Receivables that are On-line Receivables exceeds 4.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(xv) the aggregate Outstanding Receivables Balance of all Deferment Receivables that are Eligible Receivables and have received a payment deferment during the Monthly Period preceding such date of determination exceeds 1.0% of the aggregate Outstanding Receivable Balance of all Eligible Receivables; or
(xvi) the aggregate Outstanding Receivables Balance of all Active Emergency Hardship Deferment Receivables that are Eligible Receivables exceeds (a) at any time prior to March 31, 2021, 15.0%, or (b) at any time on or after March 31, 2021, 5.0%, of the aggregate Outstanding Receivable Balance of all Eligible Receivables at such time.
“Consolidated Parent” means initially, Oportun Financial Corporation (f/k/a Progreso Financiero Holdings, Inc.), a Delaware corporation, and any successor to Oportun Financial Corporation as the indirect or direct parent of Oportun, the financial statements of which are for financial reporting purposes consolidated with Oportun in accordance with GAAP, or if there is none, then Oportun.
“Contract” means any promissory note or other loan documentation originally entered into (i) between the Seller and an Obligor in connection with consumer loans made by the Seller to such Obligor in the ordinary course of its business or (ii) between the Nevada Originator and an Obligor in connection with consumer loans made by the Nevada Originator to such Obligor in the ordinary course of its business and subsequently acquired by the Seller.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control Agreement” means the Deposit Account Control Agreement, dated as of June 28, 2013, among the initial Servicer, Deutsche Bank Trust Company Americas, as collateral trustee, Oportun and Bank of America, N.A., as supplemented by the Notice of Assignment, dated as of December 7, 2018, among Bank of America, N.A., Deutsche Bank Trust Company Americas, as outgoing collateral trustee, and the Collateral Trustee, and as the same may be further amended or supplemented from time to time.
“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the

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execution of this Base Indenture is located at 1100 North Market Street, 3rd Floor, Wilmington, Delaware 19890, Attention: Corporate Trust Administration – Oportun V Funding.
“Coverage Test” has the meaning specified in Section 5.4(c).
“Credit and Collection Policies” means the Seller’s and the Servicer’s credit and collection policy or policies relating to Contracts and Receivables and referred to in Exhibit C to the Servicing Agreement, as the same is amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 2.12(c) of the Servicing Agreement; provided, however, if the Servicer is any Person other than the initial Servicer, “Credit and Collection Policies” shall refer to the collection policies of such Servicer as they relate to receivables of a similar nature to the Receivables.
“Cut-Off Date” shall have the meaning set forth in the Series Supplement.
“Decrease” shall have the meaning set forth in the applicable Series Supplement.
“Deemed Collections” means in connection with any Receivable, all amounts payable (without duplication) with respect to such Receivable, by (i) the Seller pursuant to Section 2.4 of the Purchase Agreement, and/or (ii) the initial Servicer pursuant to Section 2.02(f) or Section 2.08 of the Servicing Agreement.
“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default, a Servicer Default or a Rapid Amortization Event.
“Defaulted Receivable” means a Receivable (i) as to which any scheduled payment, or part thereof, remains unpaid for 120 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Receivable, (ii) the Obligor thereon has died or is suffering or has suffered an Event of Bankruptcy or (iii) which (a) consistent with the Credit and Collection Policies, would be written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible or (b) has been charged off or otherwise written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible.
“Deferment Receivable” means any Receivable that has had one or more payments deferred and added at the end of the loan payment schedule in accordance with the Credit and Collection Policy, provided however, that Deferment Receivable shall not include any Active Emergency Hardship Deferment Receivable. For the avoidance of doubt, a Deferment Receivable is not a Re-Aged Receivable.
“Definitive Notes” has the meaning specified in Section 2.16(f).
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

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“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which all or any part of a scheduled payment remains unpaid for thirty (30) days or more from the due date for such payment.
“Depositary Bank” has the meaning specified in Section 5.3(f) and shall, as of the Trustee Replacement Date, be Wilmington Trust, National Association.
“Determination Date” means, unless otherwise specified in the related Series Supplement, the third Business Day prior to each Payment Date.
“Dollars” and the symbol “$” mean the lawful currency of the United States.
“Eligible Receivable” means each Receivable:
(a) that was originated by the Seller or the Nevada Originator, as applicable, in compliance with all applicable Requirements of Law (including without limitation all Laws relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy and any applicable usury laws) and which, along with the related Contract, complies with all applicable Requirements of Law (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Issuer and does not have any other Material Adverse Effect);
(b) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller or the Nevada Originator in connection with the creation or the execution, delivery and performance of such Receivable, or by the Issuer in connection with its ownership of, or the administration or servicing of, such Receivable and the related Contract have been duly obtained, effected or given and are in full force and effect (including with respect to the Issuer, without limitation, the Texas License and the Illinois License, in each case if applicable to such Receivable) (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Issuer and does not have any other Material Adverse Effect);
(c) as to which, at the time of the sale of such Receivable (x) to the Issuer, the Seller was the sole owner thereof and had good and marketable title thereto free and clear of all Liens and (y) if applicable, to the Seller by the Nevada Originator, the Nevada Originator was the sole owner thereof and had good and marketable title thereto free and clear of all Liens;

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(d) that is, and the related Contract of which is, the legal, valid and binding payment obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other Laws now or hereafter in effect, affecting the rights of creditors generally and except as such enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity), and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;
(e) that constitutes a “general intangible”, “instrument” or “account,” in each case under and as defined in Article 9 of the UCC of all applicable jurisdictions;
(f) that was established in accordance with the Credit and Collection Policies in the regular and ordinary course of the business of the Seller or the Nevada Originator, as applicable;
(g) that is denominated and payable in Dollars, is only payable in the United States of America and each Obligor in respect of which are residents of, and have provided a billing address in, the United States of America;
(h) that is not a Delinquent Receivable;
(i) that has an original and remaining term to maturity of no more than fifty-one (51) months;
(j) that has an Outstanding Receivables Balance equal to or less than (i) if such Receivable is a Renewal Receivable, $11,250, or (ii) otherwise, $7,200;
(k) that has (x) a fixed interest rate that is greater than or equal to 15.0% and (y) an annual percentage rate that does not exceed 66.9%;
(l) that is not evidenced by a judgment or has been reduced to judgment;
(m) that is not a Defaulted Receivable;
(n) that is not a revolving line of credit;
(o) the terms of which have not been modified or waived except as permitted under the Credit and Collection Policies or the Transaction Documents;
(p) that has no Obligor thereon that is either (x) a Governmental Authority or (y) a Person subject to Sanctions;
(q) that has no Obligor thereon that is the Obligor of a Defaulted Receivable;
(r) the assignment of which (x) to the Issuer does not contravene or conflict with any Law or any contractual or other restriction, limitation or encumbrance, and the

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sale or assignment of which does not require the consent of the Obligor thereof and (y) if applicable, to the Seller from the Nevada Originator does not contravene or conflict with any Law or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;
(s) the related Contract provides for repayment in full of the principal balance thereof in equal installments not less frequently than monthly;
(t) the proceeds of the related Contract are fully disbursed, there is no requirement for future advances under such Contract and neither the Seller nor the Nevada Originator has any further obligations under such Contract;
(u) as to which (1) the Sub-Custodian is in possession of a full and complete Receivable File in physical or electronic format within a reasonable time following the date that such Receivable File was transferred to the Issuer pursuant to the Purchase Agreement and (2) prior to delivery to the Sub-Custodian, the Custodian is in possession of a full and complete Receivable File in physical or electronic format;
(v) that represents the undisputed, bona fide transaction created by the lending of money by the Seller or the Nevada Originator, as applicable, in the ordinary course of business and completed in accordance with the terms and provision contained in the related Contract;
(w) as to which a Concentration Limit would not be exceeded at the time of the sale, transfer or assignment of such Receivable to the Issuer or, in connection with Re-Written Receivables involving the modification of a Receivable, at the time of such modification;
(x) as to which the related Obligor has not brought any claim, litigation or action against the Seller, the Servicer, the Nevada Originator or any Affiliate thereof with respect to such Receivable or the related Contract;
(y) with respect to which none of the Seller, the Nevada Originator or the Issuer is maintaining a specific and separate reserve for credit losses on such Receivable (other than any general reserve that is maintained by any such Person in accordance with its policies in accordance with GAAP);
(z) that if originated by the Nevada Originator, the Obligor in respect of which is a resident of, and has provided the Servicer a billing address in, the State of Nevada;
(aa) that is not an Access Loan Receivable unless each Noteholder has consented in writing to the purchase by the Issuer of Access Loan Receivables;
(bb) that is not and has not previously been an Active Emergency Hardship Deferment Receivable with respect to which (i) more than three (3) monthly payments

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have been deferred (if on a monthly payment schedule) or more than six (6) semi-monthly or bi-weekly payments have been deferred (if on a semi-monthly or bi-weekly payment schedule) during any 12 month period or (ii) more than six (6) monthly payments have been deferred (if on a monthly payment schedule) or more than twelve (12) semi-monthly or bi-weekly payments have been deferred (if on a semi-monthly or bi-weekly payment schedule) during the life of the related Receivable; and
(cc) that, if sold by the Seller to the Issuer pursuant to the Purchase Agreement on or after June 19, 2020, is not a Re-Written Receivable with respect to which the related Obligor has not made its first full monthly payment (if on a monthly payment schedule) or first two full semi-monthly or bi-weekly payments (if on a semi-monthly or bi-weekly payment schedule), in either case following the origination of such Re-Written Receivable.
“Emergency” means a local or wide-spread emergency declared by local, state or federal government, owing to, without limitation, a natural disaster, a government shutdown or a pandemic.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) any trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person.
“ERISA Event” means any of the following: (i) the failure to satisfy the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to any Pension Plan; (ii) the filing by the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or grounds to appoint a trustee to administer any Pension Plan; (iii) the complete withdrawal or partial withdrawal by any Person or any of its ERISA Affiliates from any Multiemployer Plan; (iv) any “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (v) the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the termination of any Pension Plan (vi) the receipt by the Issuer, the Seller, the initial Servicer, or any ERISA Affiliate of any notice concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (vii) the imposition of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Person or any of its ERISA Affiliates with respect to a Pension Plan or Multiemployer Plan.

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“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a) a Proceeding shall be commenced, without the application or consent of such Person, before any Governmental Authority, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or adjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and in the case of any Person, such Proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy Laws or other similar Laws now or hereafter in effect; or
(b) such Person shall (i) consent to the institution of (except as described in the proviso to clause (a) above) any Proceeding or petition described in clause (a) of this definition, or (ii) commence a voluntary Proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
“Event of Default” has the meaning specified in Section 10.1.
“Exit Fee” has the meaning specified in Section 2.16(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FATCA” means the Foreign Account Tax Compliance Act provisions, sections 1471 through to 1474 of the Code (including any regulations or official interpretations issued with respect thereof or agreements thereunder and any amended or successor provisions).
“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.
“FDIC” means the Federal Deposit Insurance Corporation.
“Fee Letter” shall have the meaning set forth in the Series Supplement.
“Field Collections” has the meaning specified in the Servicing Agreement.
“Finance Charges” means any finance, interest, late, servicing or similar charges or fees owing by an Obligor pursuant to the Contracts plus all Recoveries.

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“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.
“Fitch” means Fitch, Inc.
“GAAP” means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report , as such principles are from time to time supplemented and amended, and with respect to determinations or calculations to be made by a Person other than a successor Servicer, applied on a basis consistent with the most recent audited financial statements of Consolidated Parent before the Closing Date.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Grant” means the Issuer’s grant of a Lien on the Trust Estate as set forth in the Granting Clause of this Base Indenture.
“Holder” means the Person in whose name a Note is registered in the Note Register or such other Person deemed to be a “Holder” in any related Series Supplement.
“Illinois License” a license issued by the Illinois Department of Financial & Professional Regulation to own consumer loans made to Illinois residents.
“In-Store Payments” has the meaning specified in the Servicing Agreement.
“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from, property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations of another Person of a type described in clauses (i) through (v) above, for which such Person is obligated pursuant to a guaranty, put or similar arrangement.
“Indenture” means the Base Indenture, together with all Series Supplements, as the same maybe amended, restated, modified or supplemented from time to time.
“Indenture Termination Date” has the meaning specified in Section 12.1.
“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the initial Servicer, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the initial

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Servicer, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the initial Servicer, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
“Independent Certificate” means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 15.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.
“Independent Director” has the meaning specified in Section 8.2(p).
“Intercreditor Agreement” means the Nineteenth Amended and Restated Intercreditor Agreement, substantially in the form of Exhibit D hereto, as such agreement may be amended, modified, waived, supplemented or restated from time to time.
“Interest Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Trust Accounts.
“Issuer” has the meaning specified in the preamble of this Base Indenture.
“Issuer Distributions” has the meaning specified in Section 5.4(c).
“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Trustee.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.
“Legal Final Payment Date” is defined, with respect to any Series of Notes, in the applicable Series Supplement.
“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing) (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable Law of any jurisdiction).

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“Loan Loss Reserve Amount” means, on any date of determination, the product of (i) the Outstanding Receivables Balance of all Eligible Receivables at such time, times (ii) 12.0%, times (iii) a fraction, expressed as a percentage, (a) the numerator of which is equal to the number of days remaining in the current Monthly Period and (b) the denominator of which is equal to 360.
“Material Adverse Effect” means any event or condition which would have a material adverse effect on (i) the collectability of any material portion of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Issuer, the Servicer, the Nevada Originator or the Seller, (iii) the ability of the Issuer, the Nevada Originator or the Seller to perform its respective obligations under the Transaction Documents or the ability of the Servicer to perform its obligations under the Servicer Transaction Documents or (iv) the interests of the Trustee or any Secured Party in the Trust Estate or under the Transaction Documents.
“Membership Interest” means an equity interest in the Issuer.
“Monthly Period” means, unless otherwise defined in any Series Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month; provided, however, that the first Monthly Period shall be the period from and including the Closing Date to and including August 31, 2015.
“Monthly Servicer Report” means a report substantially in the form attached as Exhibit A-1 to the Servicing Agreement or in such other form as shall be agreed between the Servicer (with prior consent of the Back-Up Servicer and the Required Noteholders) and the Trustee; provided, however, that no such other agreed form shall serve to exclude information expressly required by this Base Indenture or any Series Supplement.
“Monthly Statement” means, with respect to any Series of Notes, a statement substantially in the form attached in the relevant Series Supplement, with such changes as the Servicer (with prior consent of the Back-Up Servicer and the Required Noteholders) may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information expressly required by this Base Indenture or any Series Supplement.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which the Seller, the Issuer, the Servicer or any of their respective ERISA Affiliates is making, is obligated to make, or has made or been obligated to make, contributions.
“Net Third Party Purchase Price” has the meaning specified in Section 2.02(k) of the Servicing Agreement.
“Nevada Originator” means Oportun, LLC, a limited liability company established under the laws of Delaware.
“Note Principal” means the principal payable in respect of the Notes of any Series pursuant to Article 5.

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“Note Purchase Agreement” has, with respect to any Series of Notes, the meaning stated in the related Series Supplement.
“Note Rate” means, with respect to any Series of Notes (or, for any Series with more than one Class, for each Class of such Series), the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement, if any.
“Note Register” has the meaning specified in Section 2.6(a).
“Noteholders” means the Holders of the Notes.
“Notes” means any one of the variable funding notes issued by the Issuer, executed and authenticated by the Trustee substantially in the form of the note attached to the related Series Supplement or such other obligations of the Issuer deemed to be a “Note” in any related Series Supplement.
“Notice Person” means, with respect to any Series of Notes, the Person identified as such in the applicable Series Supplement.
“Obligor” means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.
“Officer’s Certificate” means a certificate signed by any Responsible Officer of the Person providing the certificate.
“On-Line Receivable” has the meaning specified in the Purchase Agreement.
“Opinion of Counsel” means one or more written opinions of counsel to the Issuer, the Seller or the Servicer who (except in the case of opinions regarding matters of organizational standing, power and authority, conflict with organizational documents, conflict with agreements other than Transaction Documents, qualification to do business, licensure and litigation or other Proceedings) shall be external counsel, satisfactory to the Trustee, which opinions shall comply with any applicable requirements of Section 15.1 and TIA Section 314, if applicable, and shall be in form and substance satisfactory to the Trustee, and shall be addressed to the Trustee. An Opinion of Counsel may, to the extent same is based on any factual matter, rely on an Officer’s Certificate of the Issuer as to the truth of such factual matter.
“Oportun” means Oportun, Inc. (f/k/a Progress Financial Corporation), a Delaware corporation.
“Original Receivables Balance” means, with respect to any Receivable, an amount equal to the original principal balance of such Receivable at origination.
“Outstanding Receivables Balance” means, as of any date with respect to any Receivable, an amount equal to the outstanding principal balance for such Receivable; provided, however,

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that if not otherwise specified, the term “Outstanding Receivables Balance” shall refer to the Outstanding Receivables Balance of all Receivables collectively.
“Overcollateralization Test” has the meaning specified in Section 5.4(c).
“Parent” means Oportun Financial Corporation (f/k/a Progreso Financiero Holdings, Inc.).
“Paying Agent” means any paying agent appointed pursuant to Section 2.7 and shall initially be the Trustee.
“Payment Date” means, with respect to each Series, the dates specified in the related Series Supplement.
“Pension Plan” means an “employee pension benefit plan” as described in Section 3(2) of ERISA (excluding a Multiemployer Plan) that is subject to Title IV of ERISA or Section 302 of ERISA or 412 of the Code, and in respect of which the Issuer, the Seller, the initial Servicer or any ERISA Affiliate thereof is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA, or with respect to which the Issuer, the Seller, the initial Servicer or any of their respective ERISA Affiliates has any liability, contingent or otherwise.
“Perfection Representations” means the representations, warranties and covenants set forth in Schedule 1 attached hereto.
“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, between Oportun and the Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.
“Permissible Uses” means the use of funds by the Issuer to (a) pay the Seller for Subsequently Purchased Receivables that are Eligible Receivables, (b) solely in connection with Issuer Distributions pursuant to Section 5.4(c) and subject to the limitations therein, make distributions to the Issuer, or (c) pay amounts payable to Noteholders in connection with a Decrease.
“Permitted Encumbrance” means (a) with respect to the Issuer, any item described in clause (i), (iv) or (vi) of the following, and (b) with respect to the Seller, any item described in clauses (i) through (vi) of the following:
(i) Liens for taxes and assessments that are not yet due and payable or that are being contested in good faith and for which reserves have been established, if required in accordance with GAAP;
(ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Seller shall at any time in good faith be prosecuting an appeal or proceeding for a review

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and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(iii) Liens incidental to the conduct of business or the ownership of properties and assets (including mechanics’, carriers’, repairers’, warehousemen’s and statutory landlords’ liens and liens to secure the performance of leases) and Liens to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or Proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(iv) Liens in favor of the Trustee, or otherwise created by the Issuer, the Seller or the Trustee pursuant to the Transaction Documents, and the interests of mortgagees and loss payees under the terms of any Contract;
(v) Liens that, in the aggregate do not exceed $250,000 (such amount not to include Permitted Encumbrances under clauses (i) through (iv) or (vi)) and which, individually or in the aggregate, do not materially interfere with the rights under the Transaction Documents of the Trustee or any Noteholder in any of the Receivables; and
(vi) any Lien created in favor of the Issuer or the Seller in connection with the purchase of any Receivables by the Issuer or the Seller and covering such Receivables, the related Contracts with respect to which are sold by the Seller to the Issuer pursuant to the Purchase Agreement.
“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form and that evidence:
(a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States;
(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the Laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from any Rating Agency in the highest investment category granted thereby;

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(c) commercial paper (having maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any State thereof having, at the time of the investment or contractual commitment to invest therein, a rating from Fitch of “F2” or the equivalent thereof from Moody’s or Standard & Poor’s; or
(d) only to the extent permitted by Rule 3a-7 under the Investment Company Act, investments in money market funds having a rating from Fitch of “AA” or, to the extent not rated by Fitch, rated in the highest rating category by Moody’s, Standard & Poor’s or another nationally recognized statistical rating agency;
provided, however, that no such instrument will be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations. Permitted Investments may be purchased by or through the Trustee or any of its Affiliates.
“Permitted Takeout” has the meaning specified in Section 2.16.
“Permitted Takeout Release” means an agreement in substantially the form of Exhibit C and entered into in connection with a Permitted Takeout.
“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.
“PF Score” means the credit score for an Obligor referred to as the “PF Score” determined by the Seller in accordance with its proprietary scoring method.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Purchase Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, between the Seller and the Issuer, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.
“Purchase Date” has the meaning specified in the Purchase Agreement.
“Purchase Price” has the meaning specified in Section 2.16(d).
“Purchase Report” has the meaning specified in the Purchase Agreement.
“Qualified Institution” means a depository institution or trust company:

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(a) whose commercial paper, short-term unsecured debt obligations or other short-term deposits have a rating commonly regarded as “investment grade” by at least one Rating Agency, if the deposits are to be held in the account for 30 days or less, or
(b) whose long-term unsecured debt obligations have a rating commonly regarded as “investment grade” by at least one Rating Agency, if the deposits are to be held in the account more than 30 days.
“Rapid Amortization Event” has the meaning specified in the related Series Supplement.
“Rating Agency” means any nationally recognized statistical rating organization.
“Re-Aged Receivable” means any Receivable, the contractual delinquency of which has been modified by the Servicer in accordance with the Credit and Collection Policy without changing the original periodic payment amounts of such Receivable. For the avoidance of doubt, neither a Deferment Receivable nor an Active Emergency Hardship Deferment Receivable is a Re-Aged Receivable.
“Re-Written Receivable” means (i) any Receivable which replaces an existing Receivable due and (ii) any Receivable which is modified using criteria consistent with the re-write provisions of the Credit and Collection Policies, and in either case, which does not involve the receipt of any new funds by such Obligor.
“Receivable” means the indebtedness of any Obligor under a Contract that is listed on the Receivables Schedule or identified on a Purchase Report, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing. Notwithstanding the foregoing, upon release from the Trust Estate pursuant to Section 2.14 or Section 2.16 of a Removed Receivable or a Takeout Receivable, as applicable, such Receivable shall no longer constitute a Receivable. If a Contract is refinanced, the original Receivable shall be deemed collected and cease to be a Receivable for purposes of the Transaction Documents upon payment in accordance with Section 2.5 of the Purchase Agreement with respect thereto.
“Receivable File” has the meaning specified in the Purchase Agreement.
“Receivables Schedule” has the meaning specified in the Purchase Agreement.
“Record Date” means, with respect to any Payment Date, the last Business Day of the preceding Monthly Period.
“Records” means all Contracts and other documents, books, records and other information in physical or electronic format (including, without limitation, computer programs,

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tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.
“Recoveries” means, with respect to any period, all Collections (net of expenses) received during such period in respect of a Receivable after it became a Defaulted Receivable.
“Redemption Date” means the Payment Date specified by the initial Servicer or the Issuer pursuant to Section 14.1.
“Redemption Price” has the meaning specified in the Series Supplement for the redemption of the Notes.
“Registered Notes” has the meaning specified in Section 2.1.
“Related Rights” has the meaning stated in the Purchase Agreement.
“Related Security” means, with respect to any Receivable, all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable.
“Removed Receivables” means any Receivable which is purchased or repurchased (i) by the initial Servicer (or its Affiliate) pursuant to Section 2.02(k) of the Servicing Agreement, (ii) by the initial Servicer pursuant to the last paragraph of Section 2.08 of the Servicing Agreement, (iii) by the Seller pursuant to the terms of the Purchase Agreement or (iv) by any other Person pursuant to Section 5.8 of the Indenture.
“Renewal Receivable” means a Receivable that satisfies the following conditions: (i) the Obligor was previously an obligor on another receivable originated by the Seller or the Nevada Originator, as applicable (the “Prior Receivable”), and (ii) the Obligor paid the Prior Receivable in cash in full or by net funding the Renewal Receivable proceeds (whether pursuant to the Seller’s or the Nevada Originator’s “Good Customer” program or otherwise) and such payment in full or net funding was not made in connection with the conversion of such Prior Receivable into a Re-Aged Receivable or a Re-Written Receivable.
“Repurchase Event” has the meaning specified in the Purchase Agreement.
“Required Monthly Payments” means, on any date of determination, (I) if such date of determination in any month is prior to the Payment Date occurring in such month, the sum of (a) the aggregate amount reasonably estimated by the Issuer in good faith to be distributable on the next Payment Date under clauses (i)-(iv) of Section 5.15 of the related Series Supplement, plus (b) the aggregate amount reasonably estimated by the Issuer in good faith to be distributable on the second following Payment Date under clauses (i)-(iii) of Section 5.15 of the related Series Supplement that either (i) has accrued on or prior to such date of determination or (ii) will accrue during the fourteen day period beginning on (but excluding) such date of determination, plus (c) the aggregate amount reasonably estimated by the Issuer in good faith to be distributable on the

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second following Payment Date under clause (iv) of Section 5.15 of the related Series Supplement and (II) if such date of determination in any month is on or after the Payment Date occurring in such month, the sum of (a) the aggregate amount reasonably estimated by the Issuer in good faith to be distributable on the following Payment Date under clauses (i)-(iii) of Section 5.15 of the related Series Supplement that either (i) has accrued on or prior to such date of determination or (ii) will accrue during the period beginning on (but excluding) such date of determination and ending on the earlier of (x) the last day of the current Monthly Period and (y) the date occurring fourteen days following such date of determination, plus (b) the aggregate amount reasonably estimated by the Issuer in good faith to be distributable on the following Payment Date under clause (iv) of Section 5.15 of the related Series Supplement, plus (c) if such date of determination is a Payment Date, the aggregate amount distributable on such Payment Date under clauses (i)-(iv) of Section 5.15 of the related Series Supplement; provided, however, that in estimating such amount, (i) the Issuer shall assume that the Class A Note Rate as of such date of determination shall continue unchanged thereafter, (ii) the Issuer shall take into account any Increases anticipated to occur during the remainder of the current Monthly Period, (iii) for purposes of calculating the Servicing Fee, the Issuer shall assume that the Outstanding Receivables Balance of Eligible Receivables shall continue unchanged thereafter until the next anticipated Increase and then shall be adjusted upward to reflect each such anticipated Increase and (iv) for purposes of calculating the amounts distributable under clause (iv) of Section 5.15 of the related Series Supplement, the Issuer shall calculate the greater of (A) the amount reasonably estimated by the Issuer in good faith to be distributable thereunder on the applicable Payment Date and (B) the Borrowing Base Shortfall on such date of determination (or solely with respect to clause (I)(a) above, the end of the prior Monthly Period).
“Required Noteholders” has, with respect to any Series of Notes, the meaning stated in the related Series Supplement.
“Required Overcollateralization Amount” has the meaning specified in the related Series Supplement.
“Requirements of Law” means, as to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means (i) with respect to any Person, the member, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person or of a direct or indirect managing member of such Person, who customarily performs functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) with respect to the Trustee, in any of its capacities hereunder, a Trust Officer.
“Retained Notes” means any Notes, or interests therein, retained by the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes.
“Revolving Credit Agreement” has the meaning specified in the Purchase Agreement.

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“Revolving Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.
“Rule 15Ga-1” has the meaning specified in Section 11.23(a).
“Rule 15Ga-1 Information” has the meaning specified in Section 11.23(a).
“Sale Agreement” means the Purchase and Sale Agreement, dated as of June 19, 2015, between the Nevada Originator and the Seller, as the same may be amended or supplemented from time to time.
“Sanctions” means sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“Secured Obligations” means (i) all principal and interest, at any time and from time to time, owing by the Issuer on the Notes (including any Note held by the Seller, the Servicer, the Parent or any Affiliate of any of the foregoing) and (ii) all costs, fees, expenses, indemnity and other amounts owing or payable by, or obligations of, the Issuer to any Person (other than any Affiliate of the Issuer) under the Indenture or the other Transaction Documents.
“Secured Parties” has the meaning specified in the Granting Clause of this Base Indenture.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” has the meaning specified in Section 5.3(e) and shall, as of the Trustee Replacement Date, be Wilmington Trust, National Association.
“Seller” means Oportun.
“Series of Notes” or “Series” means any Series of Notes issued and authenticated pursuant to the Base Indenture and a related Series Supplement, which may include within any Series multiple Classes of Notes, one or more of which may be subordinated to another Class or Classes of Notes.
“Series Supplement” means a supplement to the Base Indenture complying with the terms of Section 2.2 of this Base Indenture.
“Series Termination Date” means, with respect to any Series of Notes, the date specified as such in the applicable Series Supplement.
“Servicer” means initially PF Servicing, LLC and its permitted successors and assigns and thereafter any Person appointed as successor pursuant to the Servicing Agreement to service the Receivables.

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“Servicer Default” has the meaning specified in Section 2.04 of the Servicing Agreement.
“Servicer Transaction Documents” means collectively, the Base Indenture, any Series Supplement, the Servicing Agreement, the Back-Up Servicing Agreement, the Control Agreement (in respect of any successor Servicer, solely to the extent such successor Servicer has become a “successor servicer” pursuant to the Control Agreement) and the Intercreditor Agreement, as applicable.
“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Trustee, as the same may be amended or supplemented from time to time.
“Servicing Fee” means (A) for any Monthly Period during which PF Servicing, LLC or any Affiliate acts as Servicer, an amount equal to the product of (i) 5.00%, (ii) 1/12 and (iii) the average daily Outstanding Receivables Balance of all Eligible Receivables for the prior Monthly Period (provided, that the Servicing Fee for the first Payment Date shall be based upon the actual number of days in the first Monthly Period) and (B) for any Monthly Period during which any other successor Servicer acts as Servicer, the Servicing Fee shall be an amount equal to (i) if SST acts as successor Servicer, the amount set forth pursuant to the SST Fee Schedule as set forth in the Back-Up Servicing Agreement or (ii) if any other successor Servicer acts as Servicer, the Servicing Fee shall be an amount equal to the product of (a) the current market rate for servicing receivables similar to the Receivables, (b) 1/12 and (c) the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of the immediately prior Monthly Period.
“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.
“Similar Law” means applicable Law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.
“SST” means Systems & Services Technologies, Inc.
“SST Fee Schedule” means Schedule I to the Back-Up Servicing Agreement.
“Standard & Poor’s” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Sub-Custodian” means DataSafe, Inc. or any successor document storage company selected in accordance with Section 2.02(a)(ii)(A) of the Servicing Agreement.
“Subsequently Purchased Receivables” has the meaning set forth in the Purchase Agreement.
“Subsidiary” of a Person means any other Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such

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Person or by one or more other Subsidiaries of such Person or any similar business organization which is so owned or controlled.
“Supplement” means a supplement to this Base Indenture complying with the terms of Article 13 of this Base Indenture.
“Takeout Assets” has the meaning specified in Section 2.16(a)(i).
“Takeout Date” has the meaning specified in Section 2.16(a)(ii).
“Takeout Notice” has the meaning specified in Section 2.16(a).
“Takeout Receivables” has the meaning specified in Section 2.16(a)(i).
“Takeout Transaction” means any securitization of the Trust Estate (or any portion thereof) entered into by any Affiliate of the Issuer (other than the Issuer or under the Transaction Documents), pursuant to which such Affiliate sells or otherwise allocates an interest in all or any portion of the Trust Estate owned by it to secure or provide for the payment of amounts owing by such Affiliate in respect of securities (x) issued by such Affiliate and (y) backed by the Trust Estate (or any portion thereof).
“Tax Information” means information and/or properly completed and signed tax certifications and/or documentation sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.
“Tax Opinion” means with respect to any action or event, an Opinion of Counsel to the effect that, for United States federal income tax purposes (x) in connection with the initial issuance of a Series of Notes, if so specified in the related Series Supplement, such Notes constitute debt and (y) (a) such action or event will not adversely affect the tax characterization of Notes of any outstanding Series or Class of Notes issued to investors as debt, (b) such action or event will not cause any Secured Party to recognize gain or loss and (c) such action or event will not cause the Issuer to be classified as an association or publicly traded partnership, in each case, taxable as a corporation.
“Term Indenture” means any Base Indenture and the Series Supplement to that Base Indenture, entered into by and between any Affiliate of Oportun, as issuer, and Wilmington Trust, National Association or any other Person, as trustee.
“Texas License” means a license issued by the Texas Office of the Consumer Credit Commissioner to own consumer loans with an interest rate in excess of 10% made to Texas residents.
“Transaction Documents” means, collectively, this Base Indenture, the Series Supplement, the Fee Letter, the Notes, the Servicing Agreement, the Back-Up Servicing Agreement, the Purchase Agreement, the Sale Agreement, the Note Purchase Agreement, the Performance Guaranty, the Intercreditor Agreement, the Revolving Credit Agreement, the

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Control Agreement, any agreements of the Issuer relating to the issuance or the purchase of any of the Notes and all other agreements executed in connection with this Indenture.
“Transfer Agent and Registrar” has the meaning specified in Section 2.6 and shall initially, and so long as Wilmington Trust, National Association is acting as Trustee, be the Trustee.
“Transition Costs” means all reasonable costs and expenses incurred by the Back-Up Servicer in connection with a transfer of servicing.
“Trust Account” has the meaning specified in the Granting Clause to this Base Indenture, which accounts are under the sole dominion and control of the Trustee.
“Trust Estate” has the meaning specified in the Granting Clause of this Base Indenture.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.
“Trust Officer” means any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Director, any Managing Director, any Assistant Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any individual who at the time shall be an above-designated officer and is directly responsible for the day-to-day administration of the transactions contemplated herein.
“Trustee” means, as of the Trustee Replacement Date, Wilmington Trust, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed in accordance with the provisions of this Base Indenture.
“Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses” means, for any Payment Date, (i) the amount of accrued and unpaid fees (including, without limitation, the Servicing Fee of any successor Servicer), indemnity amounts and reasonable out-of-pocket expenses (but, as to expenses and indemnity amounts (other than amounts paid to the bank holding the Servicer Account (as defined in the Servicing Agreement)), not in excess of (A) $100,000 per calendar year for the Trustee (including in its capacity as Agent), the Collateral Trustee, the Securities Intermediary and the Depositary Bank (or, if an Event of Default has occurred and is continuing, without limit) and (B) $50,000 per calendar year (or, if an Event of Default has occurred and is continuing, without limit) for the Back-Up Servicer and successor Servicer (including, without limitation, SST as successor Servicer)) of the Trustee (including in its capacity as Agent), the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Back-Up Servicer and any successor Servicer (including, without limitation, SST as successor Servicer) and (ii) the Transition Costs (but not in excess of $100,000), if applicable.
“Trustee Replacement Date” means August 1, 2017.

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“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.
“U.S.” or “United States” means the United States of America and its territories.
“VantageScore” means the credit score for an Obligor referred to as a “VantageScore 3.0” calculated and reported by Experian plc.
“written” or “in writing” means any form of written communication, including, without limitation, by means of e-mail, telex, telecopier device, telegraph or cable.
Section 1.2. Incorporation by Reference of Trust Indenture Act
. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, except to the extent that the Trustee has been advised by an Opinion of Counsel that the Indenture does not need to be qualified under the TIA or such provision is not required under the TIA to be applied to this Indenture in light of the outstanding Notes. The following TIA terms used in this Indenture have the following meanings:
“Commission” means the Securities and Exchange Commission.
“indenture securities” means the Notes.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.
Section 1.3. Cross-References
. Unless otherwise specified, references in this Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of this Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
Section 1.4. Accounting and Financial Determinations; No Duplication

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. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.
Section 1.5. Rules of Construction
. In this Indenture, unless the context otherwise requires:
(i) “or” is not exclusive;
(ii) the singular includes the plural and vice versa;
(iii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(iv) reference to any gender includes the other gender;
(v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and
(vii) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”
Section 1.6. Other Definitional Provisions.
(a) All terms defined in any Series Supplement or this Base Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Capitalized terms used but not defined herein shall have the respective meaning given to such term in the Servicing Agreement.
(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Base Indenture or any Series Supplement shall refer to this Base Indenture or such Series Supplement as a whole and not to any particular provision of this Base Indenture or any Series Supplement; and Section, subsection, Schedule and Exhibit references contained in this Base Indenture or any Series Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Base Indenture or any Series Supplement unless otherwise specified.

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(c) Terms used herein that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, unless the context requires otherwise. Any reference herein to a “beneficial interest” in a security also shall mean, unless the context requires otherwise, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context requires otherwise, the holder of a security entitlement with respect to such security. Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account.
ARTICLE 2.

THE NOTES
Section 2.1. Designation and Terms of Notes
. The Notes of each Series and any Class thereof shall be issued in fully registered form (the “Registered Notes”), and shall be substantially in the form of exhibits with respect thereto attached to the applicable Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such restrictions, legends or endorsements placed thereon and shall bear, upon their face, the designation for such Series to which they belong so selected by the Issuer, all as determined by the Responsible Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. All Notes of any Series shall, except as specified in the related Series Supplement, be pari passu and equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and the related Series Supplement. Each Series of Notes shall be issued in the minimum denominations set forth in the related Series Supplement.
Section 2.2. New Series Issuances
. The Notes will be issued in only one Series. The Series of Notes shall be created by a Series Supplement. The Issuer shall effect the issuance of such one Series of Notes on the Closing Date. No additional Series shall be issued pursuant to this Base Indenture after the Closing Date without the prior written consent of each of the Noteholders. Any new Series so issued will require notice from the Issuer to the Trustee at least one (1) day in advance of the issuance date stating the designation of the Series (and each Class thereof, if applicable) to be issued on the Closing Date and, with respect to such Series: (a) the initial investor interest and (b) the aggregate initial outstanding principal amount or par value of the Notes thereof. On the new Series issuance date, the Issuer shall execute and the Trustee shall authenticate and deliver any such Series of Notes only upon delivery to it of the following:

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(i) an Issuer Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series and the aggregate principal amount or par value of Notes of such new Series (and each Class thereof) to be authenticated with respect to such new Series;
(ii) a Series Supplement executed by the Issuer and the Trustee and specifying the principal terms of such new Series;
(iii) an Opinion of Counsel as to the Trustee’s Lien in and to the Trust Estate;
(iv) evidence (which, in the case of the filing of financing statements on form UCC-1, may be in the form of a written confirmation) that the Issuer has delivered the Trust Estate to the Trustee and the Issuer and has caused all filings (including filing of financing statements on form UCC-1) and recordings to be accomplished as may be reasonably required by Law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers and security interest of the Trustee in the Trust Estate for the benefit of the Secured Parties;
(v) any consents required pursuant to Section 13.2 or otherwise;
(vi) an Officer’s Certificate of the Issuer (upon which the Trustee shall be entitled to conclusively rely), stating that all conditions precedent to the issuance of such Series of Notes (including but not limited to those set forth in clauses (i)-(v) above) have been satisfied and such issuance is authorized and permitted under the Indenture and any other Transaction Documents; and
(vii) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.
Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes.
Section 2.3. [Reserved].
Section 2.4. Execution and Authentication.
(a) Each Note shall be executed by manual or facsimile signature by the Issuer. Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of such Notes. Unless otherwise provided in the related Series Supplement, no Notes shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate

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upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
(b) Pursuant to Section 2.2, the Issuer shall execute and the Trustee shall authenticate and deliver a Series of Notes having the terms specified in the related Series Supplement, upon the receipt of an Issuer Order, to the purchasers thereof, the underwriters for sale or to the Issuer for initial retention by it.
(c) All Notes shall be dated and issued as of the date of their authentication.
Section 2.5. Authenticating Agent.
(a) The Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer.
(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.
(c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.
(d) The Issuer agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 2.5; subject to the prior written consent of each Noteholder.
(e) Pursuant to an appointment made under this Section 2.5, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:
This is one of the notes described in the Indenture.
[Name of Authenticating Agent],

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as Authenticating Agent
for the Trustee,
By:
Responsible Officer

Section 2.6. Registration of Transfer and Exchange of Notes.
(a) (i) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the “Transfer Agent and Registrar”), in accordance with the provisions of Section 2.6(c), a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Notes of each Series (unless otherwise provided in the related Series Supplement) and registrations of transfers and exchanges of the Notes as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Notes and transfers and exchanges of the Notes as herein provided. If a Person other than the Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Trustee and the Noteholders prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Transfer Agent and Registrar by a Responsible Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts or par values and number of such Notes. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days’ written notice to the Servicer, the Noteholders and the Issuer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Issuer shall appoint, with the consent of the Required Noteholders, a successor Transfer Agent and Registrar.
(ii) Upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, subject to the provisions of Section 2.6(b), and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of like aggregate principal amount or aggregate par value, as applicable.
(iii) All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the

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same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
(iv) At the option of any Holder of Registered Notes, Registered Notes may be exchanged for other Registered Notes of the same Series of the same Class in authorized denominations of like aggregate principal amounts or aggregate par values in the manner specified in the Series Supplement for such Series, upon surrender of the Registered Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose.
(v) Whenever any Notes of any Series are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver and the Noteholders shall obtain from the Trustee, the Notes of such Series of the same Class that which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Issuer duly executed by the Noteholder thereof or his attorney-in-fact duly authorized in writing.
(vi) The preceding provisions of this Section 2.6 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Note of any Series for a period of five (5) Business Days preceding the due date for any payment with respect to the Notes of such Series or during the period beginning on any Record Date and ending on the next following Payment Date.
(vii) Unless otherwise provided in the related Series Supplement, no service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.
(viii) All Notes surrendered for registration of transfer and exchange shall be cancelled by the Transfer Agent and Registrar and disposed of.
(ix) Upon written request, the Issuer shall deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Registered Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.
(x) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all

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other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.
(xi) Notwithstanding anything to the contrary set forth in this Indenture, no sale or transfer of a beneficial interest in a Class A Note shall be permitted (including, without limitation, by participation, pledge or hypothecation), and no such sale or transfer shall be registered by the Transfer Agent and Registrar to be effective hereunder, if the sale or transfer thereof (i) increases the total number of beneficial owners of the Class A Notes to more than ninety-five (95), or (ii) would be to a Person that is not a United States person as defined in Section 7701(a)(30) of the Code. For purposes of determining the total number of beneficial owners of Class A Notes, a beneficial owner of an interest in a partnership, grantor trust, S corporation or other flow-through entity that owns, directly or through other flow-through entities, a beneficial interest in a Class A Note is treated as a holder of a beneficial interest in a Class A Note if more than 50% of the value of the beneficial owner's interest (directly or indirectly) in the flow-through entity is attributable to the flow-through entity's interest in all Class A Notes.
(xii) Unless otherwise provided in the related Series Supplement, by its acceptance of a Note, each Noteholder shall be deemed to have represented and warranted that, with respect to the Notes, either (i) it is not a Benefit Plan Investor or a governmental or other plan subject to Similar Law, or (ii) (a) the purchase and holding of the Note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law and (b) it acknowledges and agrees that the Notes are not eligible for acquisition by Benefit Plan Investors at any time that the Notes have been characterized as other than indebtedness for applicable local law purposes.
(b) Unless otherwise provided in the related Series Supplement, registration of transfer of Registered Notes containing a legend relating to the restrictions on transfer of such Registered Notes (which legend shall be set forth in the Series Supplement relating to such Notes) shall be effected only if the conditions set forth in such related Series Supplement are satisfied.
Whenever a Registered Note containing the legend set forth in the related Series Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Issuer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Responsible Officer of the Issuer prior to registering any such transfer or authenticating new Registered Notes, as the case may be. The Issuer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this Section 2.6(b).

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(c) The Transfer Agent and Registrar will maintain an office or offices or an agency or agencies where Notes of such Series may be surrendered for registration of transfer or exchange.
(d) Any Retained Notes may not be transferred to another Person (other than a Person that is considered the same Person as the Issuer for United States federal income tax purposes) unless the transferor shall cause an Opinion of Counsel to be delivered to the Seller and the Trustee at such time stating that either (x) such Notes will be characterized as debt for United States federal income tax purposes or (y) the sale of such Notes to a Person unrelated to the Issuer will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes. With respect to any transfer for which the Opinion of Counsel provided pursuant to the preceding sentence is as described in clause (y), the sale or transfer of such Notes (A) must be to a Person who is a United States person (within the meaning of Section 7701(a)(30) of the Code), (B) may not be to a Special Pass-Through Entity and (C) such Notes and the beneficial interest in the Issuer (including any Membership Interests and other equity interests in the Issuer) may at no time be held by more than 95 Persons, directly or indirectly, unless such Opinion of Counsel also states that such Notes will be debt for United States federal income tax purposes. In addition, if for tax or other reasons it may be necessary to track such Notes (e.g., if the Notes have original issue discount), tracking conditions may be required by the Issuer as a condition to such transfer. For the purposes of this Section 2.6, “Special Pass-Through Entity” means a (i) grantor trust, S corporation, or partnership or (ii) a disregarded entity the sole owner of which is an entity described in prong (i), where more than 50% of the value of a beneficial owner’s interest in such pass through entity is attributable to the pass-through entity’s interest (including through a disregarded entity) in such Notes. In addition, the Retained Notes will not be registered under the Securities Act.
Section 2.7. Appointment of Paying Agent
.
(a) The Paying Agent shall make payments to the Secured Parties from the appropriate account or accounts maintained for the benefit of the Secured Parties as specified in this Base Indenture or the related Series Supplement for any Series pursuant to Articles 5 and 6. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Issuer or the initial Servicer if the Trustee is the Paying Agent) may, with the prior written consent of the Required Noteholders, revoke such power and remove the Paying Agent, if the Paying Agent fails to perform its obligations under this Indenture in any material respect or for other good cause. The Paying Agent shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Issuer and the Noteholders, with a copy to the Servicer; provided, however, that no such resignation by the Trustee shall be effective until a successor Paying Agent has assumed the obligations of the Paying Agent hereunder. In the event that the Trustee shall no longer be the Paying Agent, the Issuer or the initial Servicer shall, with the prior written consent of the Required Noteholders,

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appoint a successor to act as Paying Agent (which shall be a bank or trust company). If a successor Paying Agent does not take office within thirty (30) days after the retiring Paying Agent provides written notice of its resignation or is removed, the retiring Paying Agent may petition any court of competent jurisdiction for the appointment of a successor paying agent.
(b) The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Secured Parties in trust for the benefit of the Secured Parties entitled thereto until such sums shall be paid to such Secured Parties and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Secured Parties (including in respect of FATCA and any applicable tax reporting requirements).
Section 2.8. Paying Agent to Hold Money in Trust.
(a) The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:
(i) hold all sums held by it for the payment of amounts due with respect to the Secured Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided herein (including pursuant to Section 2.8(c)) and in the applicable Series Supplement and pay such sums to such Persons as provided herein and in the applicable Series Supplement;
(ii) give the Trustee and the Noteholders written notice of any default by the Issuer (or any other obligor under the Secured Obligations) of which it (or, in the case of the Trustee, a Trust Officer) has actual knowledge in the making of any payment required to be made with respect to the Notes;
(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;
(iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the Secured Obligations if at any time it ceases to meet the standards required to be met by a Trustee hereunder; and
(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Secured Obligations of any applicable withholding taxes imposed thereon, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate

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Governmental Authority), comply with respect to any applicable reporting requirements in connection with any payments made by it on any Secured Obligations and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Issuer.
(b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
(c) Subject to applicable Laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Secured Obligation and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the holder of such Secured Obligation shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment.
Section 2.9. Private Placement Legend
.
(a) Unless otherwise provided for in a Series Supplement, each Note shall bear a legend in substantially the following form:
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT SUCH NOTE IS BEING ACQUIRED NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH THE NOTE PURCHASE AGREEMENT, THE INDENTURE AND ALL APPLICABLE SECURITIES

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LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER OF THIS NOTE WILL, AND EACH SUBSEQUENT HOLDER OF THIS NOTE IS REQUIRED TO, NOTIFY ANY PURCHASER OF SUCH NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.
BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER OR TRANSFEREE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, AN ENTITY DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING (EACH OF THE FOREGOING, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL OR OTHER PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) (A) ITS PURCHASE AND HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF SIMILAR LAW, AND (B) IT ACKNOWLEDGES AND AGREES THAT THIS NOTE IS NOT ELIGIBLE FOR ACQUISITION BY BENEFIT PLAN INVESTORS AT ANY TIME THAT THE NOTES HAVE BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES.
Section 2.10. Mutilated, Destroyed, Lost or Stolen Notes.
(a) If (i) any mutilated Note is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Transfer Agent and Registrar, the Trustee, and the Issuer such security or indemnity as may, in their sole discretion, be required by them to hold the Transfer Agent and Registrar, the Trustee, and the Issuer harmless then, in the absence of written notice to the Trustee that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit the Issuer to impose reasonable requirements) are met, then the Issuer shall execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable Law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal balance or aggregate par value; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable or shall have been called for redemption, instead of issuing a replacement Note, the

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Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.
If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.
(b) Upon the issuance of any replacement Note under this Section 2.10, the Transfer Agent and Registrar or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith.
(c) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional Contractual Obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
(d) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.11. Temporary Notes.
(a) Pending the preparation of Definitive Notes, the Issuer may request and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
(b) If temporary Notes are issued pursuant to Section 2.11(a) above, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 8.2(b), without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and at the Issuer’s request the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

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Section 2.12. Persons Deemed Owners
. Prior to due presentation of a Note for registration of transfer, the Issuer, the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Person in whose name any Note is registered (as of any date of determination) as the owner of the related Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever whether or not such Note be overdue, and neither the Issuer, the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the requisite number of Holders of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder (including under any Series Supplement), Notes owned by any of the Issuer, the Seller, the Parent, the initial Servicer or any Affiliate controlled by or controlling Oportun shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer in the Corporate Trust Office of the Trustee actually knows to be so owned shall be so disregarded. The foregoing proviso shall not apply if there are no Holders other than the Issuer or its Affiliates.
Section 2.13. Cancellation
. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
Section 2.14. Release of Trust Estate
. The Trustee shall (a) in connection with any removal of Removed Receivables from the Trust Estate, release the portion of the Trust Estate constituting or securing the Removed Receivables from the Lien created by this Indenture upon receipt of an Officer’s Certificate of the Issuer certifying that the Outstanding Receivables Balance plus Finance Charges thereon (or such other amount required in connection with the disposition of such Removed Receivables as provided by the Transaction Documents) with respect thereto has been deposited into the Collection Account and such release is authorized and permitted under the Transaction Documents, (b) in connection with the redemption of all Notes of any Series, release the Trust Estate from the Lien created by this Indenture upon receipt of an Officer’s Certificate of the Issuer certifying that (i) the Redemption Price and all other amounts due and owing on the Redemption Date have been

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deposited into a Trust Account that is within the sole control of the Trustee and (ii) such release is authorized and permitted under the Transaction Documents, (c) on or after the Indenture Termination Date, release any remaining portion of the Trust Estate from the Lien created by this Indenture and in each case deposit in the Collection Account any funds then on deposit in any other Trust Account upon receipt of an Issuer Request accompanied by an Officer’s Certificate of the Issuer, and Independent Certificates (if this Indenture is required to be qualified under the TIA) in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 15.1 and (d) in connection with any removal of Takeout Receivables from the Trust Estate in accordance with a Permitted Takeout, release its security interest in the Takeout Receivables upon (i) receipt of an Officer’s Certificate of the Issuer specifying the amount of the Purchase Price with respect thereto calculated in accordance with Section 2.16(d), certifying that such Purchase Price has been deposited into the Collection Account and such release is authorized and permitted under the Transaction Documents, and specifying the respective addresses and e-mail addresses of the Noteholders and the Issuer, and (ii) immediately following receipt by the Trustee of the Issuer’s Officer’s Certificate referenced in clause (i) above, written confirmation by the Trustee (which may be by email or such other method as acceptable to the Trustee) to the Noteholders and the Issuer (solely to the extent their respective addresses and e-mail addresses are provided to the Trustee in such Officer’s Certificate) that an amount equal to such Purchase Price has been deposited into the Collection Account.
Section 2.15. Payment of Principal, Interest and Other Amounts.
(a) The principal of each Series of Notes shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 8.1.
(b) Each Series of Notes shall accrue interest as provided in the related Series Supplement and such interest shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 8.1.
(c) Any installment of interest, principal or other amounts, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note and such Person shall be entitled to receive the principal, interest or other amounts payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date, by wire transfer in immediately available funds to the account designated by the Holder of such Note, except for the final installment of principal payable with respect to such Note on a Payment Date or on the Legal Final Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 14.1) which shall be payable as provided herein; except that, any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable. The funds represented by any such checks returned undelivered shall be held in accordance with Section 2.8.
Section 2.16. Takeouts.

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Solely in connection with any Takeout Transaction, the Issuer may from time to time transfer directly or indirectly certain Receivables and the Related Security with respect thereto designated by the Issuer on the following terms and subject to the following conditions (any such transfer pursuant to this Section 2.16, a “Permitted Takeout”):
(a) The Issuer shall deliver to each Noteholder, the Trustee, the Agent, the Collateral Trustee, the Back-Up Servicer and the Servicer, not less than three (3) Business Days’ prior written notice of such Takeout Transaction (such notice, a “Takeout Notice”), which Takeout Notice shall be executed by the Issuer, and without limiting the generality of the foregoing, shall:
(i) identify in reasonable detail the Receivables to be transferred in connection with such Takeout Transaction (such Receivables with respect to any Takeout Transaction, the “Takeout Receivables” and, together with the Related Security with respect to such Takeout Receivables, the “Takeout Assets” for such Takeout Transaction), which Receivables, unless otherwise consented to in writing by the Required Noteholders, shall include all or substantially all outstanding Receivables;
(ii) specify the date on which such Takeout Transaction is contemplated to occur (such date with respect to any Takeout Transaction, the “Takeout Date”), which Takeout Date shall be a Business Day and may be extended with one Business Day prior notice to each Noteholder; and
(iii) include a pro forma Monthly Statement for each Series attached thereto after giving effect to such Takeout Transaction.
(b) In connection with each Takeout Transaction (other than a Takeout Transaction relating to the U.S. Department of the Treasury’s Community Development Financial Institutions Fund (CDFI Fund), its CDFI Bond Guarantee Program or similar entities or programs), the Issuer shall pay the Noteholders a fee (such fee, an “Exit Fee”) on the Takeout Date in immediately available funds equal to 0.50% (or 0.15% to the extent such Takeout Transaction involves the issuance of immediately amortizing securities) of the Outstanding Receivables Balance of all Receivables subject to such Takeout Transaction at such time.  Each such Exit Fee shall be payable to the Noteholders ratably, based on such Noteholders portion of the Aggregate Class A Note Principal at such time; provided, however, that the amount of the Exit Fee paid hereunder for each Takeout Transaction shall be credited against the aggregate amount of underwriting or similar fees payable to one or more of the purchasers, that are Noteholders or Affiliates thereof, under any note purchase agreement or other similar agreement entered into by one or more of such purchasers and an Affiliate of the Issuer in connection with such Takeout Transaction.
(c) Unless otherwise waived by the Required Noteholders, no Permitted Takeout shall occur on any date if (i) any Rapid Amortization Event, Servicer Default, Event of Default or Default would exist after giving effect to such Takeout Transaction, (ii) such Takeout Transaction could reasonably be expected to have a Material Adverse Effect on (x) the Issuer, the Seller, the Servicer, the Parent, the Trustee, the Agent, the Collateral Trustee, any Noteholder

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or any other Secured Party or (y) the bankruptcy remoteness of the Issuer or any of the transfers contemplated by the Transaction Documents or (iii) such Takeout Transaction would violate any assumption set forth in any bankruptcy opinion delivered under or in connection with any Transaction Document.
(d) The purchase price to be paid in connection with any Takeout Transaction shall be an amount (such amount, the “Purchase Price”) not less than the sum, without duplication, of (i) the aggregate Class A Note Principal related to the Takeout Assets; provided, however, that such amount shall not be less than the amount necessary to cure any Borrowing Base Shortfall that exists or would exist as a result of such Takeout Transaction, (ii) the accrued interest owing under each Note, (iii) all accrued and unpaid Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses, (iv) all accrued and unpaid Servicing Fees and (v) all other accrued and outstanding obligations owing to the Noteholders and any other Secured Party under the Transaction Documents (including the Exit Fee). The Purchase Price, as computed by PF Servicing, LLC if it is at that time the Servicer hereunder (and confirmed in writing by the Required Noteholders), shall be set forth in a Permitted Takeout Release, which shall, among other things, release the Trustee’s security interest in the applicable Takeout Assets upon receipt of the Purchase Price in the Collection Account. On the Takeout Date for a Permitted Takeout, the Issuer, the Trustee (upon receipt of an Officer’s Certificate of the Issuer pursuant to Section 2.14(d)) and the Required Noteholders shall execute and deliver a Permitted Takeout Release and the Issuer shall cause the Purchase Price for such Permitted Takeout to be deposited in immediately available funds into the Collection Account and distributed to the Noteholders and any other Secured Party (to the extent of funds owing to them) on such day.
Section 2.17. [Reserved].
Section 2.18. Definitive Notes.
(a) Issuance of Definitive Notes. The Notes shall be issued in definitive, fully registered form (“Definitive Notes”).
(b) Transfer of Definitive Notes. Subject to the terms of this Indenture (including the requirements of any relevant Series Supplement), the holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Transfer Agent and Registrar for such purpose in Wilmington, Delaware, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent and Registrar by, the holder thereof and, if applicable, accompanied by a certificate substantially in the form required under the related Series Supplement. In exchange for any Definitive Note properly presented for transfer, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be executed, authenticated and delivered in compliance with applicable Law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at

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such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the Holder at such office. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.
Section 2.19. [Reserved].
Section 2.20. Tax Treatment
. The Notes have been (or will be) issued with the intention that, the Notes will qualify under applicable tax Law as debt for U.S. federal income tax purposes and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes agrees to treat the Notes for purposes of federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as debt. Each Noteholder agrees that it will cause any Noteholder acquiring an interest in a Note through it to comply with this Indenture as to treatment as debt for such tax purposes.
Section 2.21. Duties of the Trustee and the Transfer Agent and Registrar
. Notwithstanding anything contained herein or a Series Supplement to the contrary, neither the Trustee nor the Transfer Agent and Registrar shall be responsible for ascertaining whether any transfer of a Note complies with the terms of this Base Indenture or a Series Supplement, the registration provision of or exemptions from the Securities Act, applicable state securities Laws, ERISA or the Investment Company Act; provided that if a transfer certificate or opinion is specifically required by the express terms of this Base Indenture or a Series Supplement to be delivered to the Trustee or the Transfer Agent and Registrar in connection with a transfer, the Trustee or the Transfer Agent and Registrar, as the case may be, shall be under a duty to receive the same.
ARTICLE 3.

[ARTICLE 3 IS RESERVED AND SHALL BE SPECIFIED IN ANY
SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES]
ARTICLE 4.

NOTEHOLDER LISTS AND REPORTS
Section 4.1. Issuer To Furnish To Trustee Names and Addresses of Noteholders
. The Issuer will furnish or cause the Transfer Agent and Registrar to furnish to the Trustee (a) not more than five (5) days after each Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, (b) at

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such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Transfer Agent and Registrar, no such list shall be required to be furnished. The Issuer will furnish or cause to be furnished by the Transfer Agent and Registrar to the Paying Agent (if not the Trustee) such list for payment of distributions to Noteholders.
Section 4.2. Preservation of Information; Communications to Noteholders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Trustee as provided in Section 4.1 and the names and addresses of Noteholders received by the Trustee in its capacity as Transfer Agent and Registrar. The Trustee may destroy any list furnished to it as provided in such Section 4.1 upon receipt of a new list so furnished.
(b) Noteholders may communicate (including pursuant to TIA Section 312(b) (if this Indenture is required to be qualified under the TIA)) with other Noteholders with respect to their rights under this Indenture or under the Notes. Unless otherwise provided in the related Series Supplement, if holders of Notes evidencing in aggregate not less than 20% of the outstanding principal balance of the Notes of any Series (the “Applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a Note for a period of at least 6 months preceding the date of such application, or, if less than 6 months have elapsed from the Closing Date, from the Closing Date to the date of such application, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been indemnified by such Applicants for its costs and expenses, shall within five (5) Business Days after the receipt of such application afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Issuer notice that such request has been made within five (5) Business Days after the receipt of such application. Such list shall be as of the most recent Record Date, but in no event more than forty-five (45) days prior to the date of receipt of such Applicants’ request.
(c) The Issuer, the Trustee and the Transfer Agent and Registrar shall have the protection of TIA Section 312(c) (if this Indenture is required to be qualified under the TIA). Every Noteholder , by receiving and holding a Note, agrees with the Issuer and the Trustee that neither the Issuer, the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with this Section 4.2, regardless of the source from which such information was obtained.
Section 4.3. Reports by Issuer
.

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(a) (i) The Issuer or the initial Servicer shall deliver to the Trustee and the Noteholders, on the date, if any, the Issuer is required to file the same with the Commission, hard and electronic copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;
(ii) the Issuer or the initial Servicer shall file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;
(iii) the Issuer or the initial Servicer shall supply to the Trustee and the Noteholders (and the Trustee shall transmit by mail or make available on via a website to all Noteholders) such summaries of any information, documents and reports required to be filed by the Issuer (if any) pursuant to clauses (i) and (ii) of this Section 4.3(a) as may be required by rules and regulations prescribed from time to time by the Commission; and
(iv) the Servicer shall prepare and distribute any other reports required to be prepared by the Servicer (except, if a successor Servicer is acting as Servicer, any reports expressly only required to be prepared by the initial Servicer or Oportun) under any Servicer Transaction Documents.
(b) The fiscal year of the Issuer shall end on December 31 of each year.
Section 4.4. Reports by Trustee
. If this Indenture is required to be qualified under the TIA, within sixty (60) days after each April 1, beginning with April 1, 2016, the Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). If this Indenture is required to be qualified under the TIA, the Trustee also shall comply with TIA Section 313(b).
A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee if and when the Notes are listed on any stock exchange.
Section 4.5. Reports and Records for the Trustee and Instructions.
(a) Unless otherwise stated in the related Series Supplement with respect to any Series, on each Determination Date the Servicer shall forward to the Trustee and the Noteholders a Monthly Servicer Report prepared by the Servicer.

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(b) Unless otherwise specified in the related Series Supplement, on each Payment Date, the Trustee or the Paying Agent shall make available in the same manner as the Monthly Servicer Report to each Noteholder of record of each outstanding Series, the Monthly Statement with respect to such Series.
ARTICLE 5.

ALLOCATION AND APPLICATION OF COLLECTIONS
Section 5.1. Rights of Noteholders
. Each Series of Notes shall be secured by the entire Trust Estate, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article 5 to be deposited in the Trust Accounts or to be paid to the Noteholders of such Series. In no event shall the grant of a security interest in the entire Trust Estate be deemed to entitle any Noteholder to receive Collections or other proceeds of the Trust Estate in excess of the amounts to be applied pursuant to Article 5 and Article 6.
Section 5.2. Collection of Money
. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may, but shall not be obligated to, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article 10.
Section 5.3. Establishment of Accounts.
(a) The Collection Account. The Trustee, for the benefit of the Secured Parties, shall establish and maintain in the city in which the Corporate Trust Office is located, with a Qualified Institution, in the name of the Trustee for the benefit of the Secured Parties, a non-interest bearing segregated trust account (the “Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. Pursuant to authority granted to it pursuant to Section 2.02(a) of the Servicing Agreement, the Servicer shall have the authority to direct the Trustee to make deposits into or withdrawals and payments from the Collection Account for the purposes of carrying out its duties thereunder; provided, however, that the Servicer shall not be authorized to withdraw any amounts from the Collection Account other than any withdrawals permitted pursuant to Section 2.02(f) of the Servicing Agreement. The Trustee shall be the entitlement holder of the Collection Account, and shall possess all right, title and interest in all moneys, instruments, securities and

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other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Secured Parties. Initially, the Collection Account will be established with the Securities Intermediary. Funds on deposit in the Collection Account that are not both deposited and to be withdrawn on the same day shall be invested in Permitted Investments, in accordance with a direction from the Issuer pursuant to Section 5.4(e).
(b) [Reserved].
(c) [Reserved].
(d) [Reserved].
(e) Administration of the Collection Account. Funds on deposit in the Collection Account that are not both deposited and to be withdrawn on the same date shall be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Business Day immediately preceding the Payment Date immediately following the Monthly Period in which such funds were received or deposited. Wilmington Trust, National Association is hereby appointed as the initial securities intermediary hereunder (the “Securities Intermediary”) and accepts such appointment. The Securities Intermediary represents, warrants, and covenants, and the parties hereto agree, that at all times prior to the termination of this Indenture: (i) the Securities Intermediary shall be a bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder; (ii) the Collection Account shall be an account maintained with the Securities Intermediary to which financial assets may be credited and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise such financial assets; (iii) each item of property credited to the Collection Account shall be treated as a financial asset; (iv) the Securities Intermediary shall comply with entitlement orders originated by the Trustee without further consent by the Issuer or any other Person; (v) the Securities Intermediary waives any Lien on any property credited to the Collection Account, and (vi) the Securities Intermediary agrees that its jurisdiction for purposes of Section 8-110 and Section 9-305(a)(3) of the UCC shall be New York. The Securities Intermediary shall maintain for the benefit of the Secured Parties, possession or control of each other Permitted Investment (including any negotiable instruments, if any, evidencing such Permitted Investments) not credited to or deposited in a Trust Account (other than such as are described in clause (b) of the definition thereof); provided that no Permitted Investment shall either (x) be disposed of prior to its maturity date if such disposition would result in a loss or (y) be purchased for a purchase price in excess of the principal amount of such Permitted Investment. Nothing herein shall impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC. The Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Investment Earnings. If at the end of a month losses and investment expenses on funds on deposit in the Collection Account exceed interest and earnings on such funds during such month, losses and expenses to the extent of such excess will be allocated, with respect to any Series, among the Noteholders of such Series and

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the Issuer as provided in the related Series Supplement. Subject to the restrictions set forth above, the Issuer, or a Person designated in writing by the Issuer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Collection Account.
(f) Wilmington Trust, National Association shall be the depositary bank hereunder with respect to certain deposit accounts as may be established from time to time (the “Depositary Bank”). For the avoidance of doubt, there currently is no such deposit account established hereunder.
(g) Qualified Institution. If, at any time, the institution holding any account established pursuant to this Section 5.3 ceases to be a Qualified Institution, the Trustee shall, within ten (10) Business Days, establish a new account or accounts, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new account or accounts, as the case may be.
(h) Each of the Securities Intermediary and the Depositary Bank shall be entitled to all the same rights, privileges, protections, immunities and indemnities as are contained in Article 11 of this Indenture, all of which are incorporated into this Section 5.3 mutatis mutandis, in addition to any such rights, privileges, protections, immunities and indemnities contained in this Section 5.3; provided, however; that nothing contained in this Section 5.3 or in Article 11 shall (i) relieve the Securities Intermediary of the obligation to comply with entitlement orders as provided in Section 5.3(e) or (ii) relieve the Depositary Bank of the obligation to comply with instructions directing disposition of the funds as provided in Section 5.3(f).
Section 5.4. Collections and Allocations.
(a) Collections in General. Until this Indenture is terminated pursuant to Section 12.1, the Issuer shall cause, or shall cause the Servicer under the Servicing Agreement to cause, all Collections due and to become due, as the case may be, to be paid into the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day (or, with respect to In-Store Payments or Field Collections, the third Business Day) following such date of receipt. All monies, instruments, cash and other proceeds received by the Servicer in respect of the Trust Estate pursuant to this Indenture shall be deposited in the Collection Account as specified herein and shall be applied as provided in this Article 5 and Article 6.
The Servicer shall allocate such amounts to each Series of Notes and to the Issuer in accordance with this Article 5 and shall instruct the Trustee to withdraw the required amounts from the Collection Account or pay such amounts to the Issuer in accordance with this Article 5, in both cases as modified by any Series Supplement. The Servicer shall make such deposits on the date indicated therein by wire transfer or as otherwise provided in the Series Supplement for any Series of Notes with respect to such Series.
(b) [Reserved].

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(c) Issuer Distributions. During the Revolving Period, amounts on deposit in the Collection Account may be paid to the Issuer no more than two (2) times during any calendar week (“Issuer Distributions”), except for Issuer Distributions to acquire Subsequently Purchased Receivables, which Issuer Distributions may occur on any Business Day, provided that (i) the Coverage Test is satisfied after giving effect to any such payment to the Issuer, (ii) any such payment to the Issuer shall be limited to the extent used by the Issuer for Permissible Uses and (iii) such Issuer Distribution occurs on a Purchase Date. The Issuer (or the initial Servicer) shall provide the Trustee with a Purchase Report as to the amount of Issuer Distributions for any Business Day, and delivery of such Purchase Report shall be deemed to be a certification by the Issuer that the foregoing conditions were satisfied. Upon receipt of such certification, together with the related Purchase Report, which shall set forth the specific amounts to be distributed and their related recipients (along with the calculations of each of the criteria set forth in this clause (c)), by 2:00 p.m. (New York time) on such Business Day, the Trustee shall forward such Issuer Distributions directly to (w) in the case of Issuer Distributions to be used for clause (a) of the definition of “Permissible Uses,” the Seller, (x) in the case of Issuer Distributions to be used for clause (b) of the definition of “Permissible Uses,” the Issuer, and (y) in the case of Issuer Distributions to be used for clause (c) of the definition of “Permissible Uses,” the Noteholders.
The Issuer will meet the “Coverage Test” on any date of determination if:
(i)  the Overcollateralization Test is satisfied;
(ii)  the amount remaining on deposit in the Collection Account is no less than the sum of (x) the Required Monthly Payments, plus (y) the Loan Loss Reserve Amount, plus (z) all accrued and unpaid expenses and indemnity amounts payable pursuant to the Transaction Documents; provided, however, that clause (y) shall not apply for Issuer Distributions to acquire Subsequently Purchased Receivables;
(iii) the Amortization Period has not commenced;
(iv) there shall not exist on such Business Day, and such application thereof shall not result in the occurrence of, a Rapid Amortization Event, a Servicer Default, an Event of Default or a Default (in each case determined by the Issuer taking into account any increases, decreases and status changes of the Receivables and any increases or decreases in the Notes and the amount on deposit in the Collection Account including those scheduled to occur on such date);
(v) [Reserved];
(vi) [Reserved]; and
(vii) the representations and warranties of the Issuer, the initial Servicer and the Seller that are made in this Base Indenture and the other Transaction Documents as of any Purchase Dates are true and correct as of the date of such Issuer Distribution (except to the extent they relate to an earlier or later date, and then as of such earlier or later date).

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The Issuer will meet the “Overcollateralization Test” on any date of determination if the Outstanding Receivables Balance of all Eligible Receivables (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded), equals or exceeds an amount equal to (i) the outstanding principal amount of the Notes, plus (ii) the Required Overcollateralization Amount, minus (iii) the amount remaining on deposit in the Collection Account representing the portion of Required Monthly Payments that will be distributed on the following Payment Date in reduction of the Aggregate Class A Note Principal.
(d) [Reserved].
(e) Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution, the Servicer shall deposit or cause to be deposited all Collections as set forth in Section 5.3(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).
Section 5.5. Determination of Monthly Interest
. Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.
Section 5.6. Determination of Monthly Principal
. Monthly principal and other amounts with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Legal Final Payment Date with respect to such Series.
Section 5.7. General Provisions Regarding Accounts
. Subject to Section 11.1(c), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Estate resulting from any loss on any Permitted Investment included therein except for losses attributable to the Trustee’s failure to make payments on such Permitted Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
Section 5.8. Removed Receivables
. Upon satisfaction of the conditions and the requirements of any of (i) Section 8.3(a) and Section 15.1 hereof, (ii) Section 2.02(k) or Section 2.08 of the Servicing Agreement or (iii) Section 2.4 of the Purchase Agreement, as applicable, the Issuer shall execute and deliver and, upon receipt of an Issuer Order, the Trustee shall acknowledge an instrument in the form attached hereto as Exhibit B evidencing the Trustee’s release of the related Removed Receivables and Related Security, and the Removed Receivables and Related Security shall no

4140-8886-1733.4

longer constitute a part of the Trust Estate. No party relying upon an instrument executed by the Trustee as provided in this Article 5 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
[THE REMAINDER OF ARTICLE 5 IS RESERVED AND SHALL BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY SERIES.]
ARTICLE 6.

[ARTICLE 6 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]
ARTICLE 7.

[ARTICLE 7 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]
ARTICLE 8.

COVENANTS
Section 8.1. Money for Payments To Be Held in Trust
. At all times from the date hereof to the Indenture Termination Date, unless the Required Noteholders of each Series shall otherwise consent in writing, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of such Notes shall be paid over to the Issuer except as provided in this Indenture.
Section 8.2. Affirmative Covenants of Issuer
. At all times from the date hereof to the Indenture Termination Date, unless each Noteholder shall otherwise consent in writing, the Issuer shall:
(a) Payment of Notes. Duly and punctually pay or cause to be paid principal of (and premium, if any), interest and other amounts on and with respect to the Notes pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, interest and other amounts shall be considered paid on the date due if the Trustee or the Paying Agent holds on that date money designated for and sufficient to pay all principal, interest and other amounts then due. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest, principal and/or other amounts shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

4140-8886-1733.4

(b) Maintenance of Office or Agency. Maintain an office or agency (which may be an office of the Trustee, Transfer Agent and Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and where, at any time when the Issuer is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee and the Noteholders of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee and the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.
(c) Compliance with Laws, etc.
(i) Comply with all applicable Laws, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;
(ii) Obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Receivables and its other properties or to the conduct of its business, the violation or failure to obtain which would be reasonably likely to have a Material Adverse Effect; and
(iii) Ensure that all Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents and the other documents related thereto have been obtained or made.
(d) Preservation of Existence. Preserve and maintain its existence rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.
(e) Performance and Compliance with Receivables. Timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables and all other agreements related to such Receivables.

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(f) Collection Policy. Comply in all material respects with the Credit and Collection Policies in regard to each Receivable.
(g) Reporting Requirements of The Issuer. Until the Indenture Termination Date, furnish to the Noteholders:
(i) Financial Statements.
(A) as soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Issuer, a copy of the annual unaudited report for such Fiscal Year of the Issuer including a copy of the balance sheet of the Issuer, in each case, as at the end of such Fiscal Year, together with the related statements of earnings and cash flows for such Fiscal Year;
(B) as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Consolidated Parent, a balance sheet of Consolidated Parent as of the end of such year and statements of income and retained earnings and of source and application of funds of Consolidated Parent, for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification by Deloitte & Touche LLP or other nationally recognized independent public accountants with expertise in the preparation of such reports, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of Consolidated Parent, which audit was conducted in accordance with GAAP (as then in effect), such accounting firm has obtained no knowledge that an Event of Default, Default or Rapid Amortization Event has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default, Default or Rapid Amortization Event has occurred and is continuing, a statement as to the nature thereof; and
(C) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of Consolidated Parent, certified by a Responsible Officer of Consolidated Parent (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by an Officer’s Certificate of the Issuer to the effect that no Event of Default, Default or Rapid Amortization Event has occurred and is continuing.
For so long as Consolidated Parent is subject to the reporting requirements of Section 13(a) of the Exchange Act, its filing of the annual and quarterly reports required under the Exchange Act, on a timely basis, shall be deemed compliance with this Section 8.2(g)(i).

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(ii) Notice of Default, Event of Default, Rapid Amortization Event or Block Event. Immediately, and in any event within one (1) Business Day after the Issuer obtains knowledge of the occurrence of each Default, Event of Default, Rapid Amortization Event or Block Event (as defined in the Note Purchase Agreement) a statement of a Responsible Officer of the Issuer (which statement shall also be delivered to the Back-Up Servicer and any successor Servicer) setting forth details of such Default, Event of Default, Rapid Amortization Event or Block Event (as defined in the Note Purchase Agreement) and the action which the Issuer proposes to take with respect thereto;
(iii) Change in Credit and Collection Policies.
(A) Within fifteen (15) Business Days after the date of any material change in or amendment to the Credit and Collection Policies is made (which change or amendment, to the extent made to the Credit and Collection Policies of the Seller or initial Servicer, shall not be made without the prior written consent of each of the Noteholders), a copy of the Credit and Collection Policies then in effect indicating such change or amendment;
(B) No later than five (5) Business Days prior to the effective date of any proposed material change in or amendment to the Credit and Collection Policies, a copy of the proposed change or amendment; and
(C) Within fifteen (15) Business Days after the date any material version change in the Seller’s proprietary credit risk decisioning model, a written summary of such change.
(iv) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any ERISA Event which either (i) the Issuer, the Seller, the initial Servicer or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or (ii) the Issuer, the Seller, the initial Servicer or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor. The Issuer shall give the Trustee and each Noteholder prompt written notice of any event that could result in the imposition of a Lien on the assets of the Issuer or any of its ERISA Affiliates under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA;
(v) If a Responsible Officer of the Issuer shall have actual knowledge of the occurrence of a Servicer Default, notice thereof to the Trustee and the Noteholders, which notice shall specify the action, if any, the Issuer is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including any action reasonably requested by the Trustee or the Noteholders; and

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(vi) On or before April 1, 2016 and on or before April 1 of each year thereafter, and otherwise in compliance with the requirements of TIA Section 314(a)(4) (if this Indenture is required to be qualified under the TIA), an Officer’s Certificate of the Issuer stating, as to the Responsible Officer signing such Officer’s Certificate, that:
(A) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Responsible Officer’s supervision; and
(B) to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default, Event of Default or Rapid Amortization Event specifying each such Default, Event of Default or Rapid Amortization Event known to such Responsible Officer and the nature and status thereof.
(h) Use of Proceeds. Use the proceeds of the Notes solely in connection with the acquisition or funding of Receivables and other Permissible Uses.
(i) Protection of Trust Estate. At its expense, perform all acts and execute all documents necessary and desirable at any time to evidence, perfect, maintain and enforce the title or the security interest of the Trustee in the Trust Estate and the priority thereof. The Issuer will prepare, deliver and authorize the filing of financing statements relating to or covering the Trust Estate sold to the Issuer and subsequently conveyed to the Trustee (which financing statements may cover “all assets” of the Issuer).
(j) Inspection of Records. Permit the Trustee, the Noteholders, any one or more of the Notice Persons or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the Receivable Files and the Records at such times as such Person may reasonably request. Upon instructions from the Trustee, the Required Noteholders or their duly authorized representatives, attorneys or auditors, the Issuer shall release any document related to any Receivables to such Person.
(k) Furnishing of Information. Provide such cooperation, information and assistance, and prepare and supply the Trustee and the Noteholders with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by the Issuer and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by the Trustee, the Noteholders, or any Notice Person from time to time.
(l) Accounts. Not maintain any bank accounts other than the Trust Accounts. Except as set forth in the Servicing Agreement the Issuer shall not make, nor will it permit the Seller or Servicer to make, any change in its instructions to Obligors regarding payments to be made to the Servicer Account (as defined in the Servicing Agreement). The Issuer shall not add any additional Trust Accounts unless the Trustee (subject to Section 15.1 hereto) shall have consented thereto and received a copy of any documentation with respect thereto. The Issuer shall not terminate any Trust Accounts or close any Trust Accounts unless the Trustee and the

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Noteholders shall have received at least thirty (30) days’ prior notice of such termination and (subject to Section 15.1 hereto) shall have consented thereto.
(m) Performance and Compliance with Receivables and Contracts. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by the Issuer under the Contracts related to the Receivables.
(n) Collections Received. Hold in trust, and immediately (but in any event no later than two (2) Business Days following the date of receipt thereof) transfer to the Servicer for deposit into the Collection Account (subject to Section 5.4(a)) all Collections, if any, received from time to time by the Issuer.
(o) Enforcement of Transaction Documents. Use commercially reasonable efforts to enforce all rights held by it under any of the Transaction Documents, shall not amend, supplement or otherwise modify any of the Transaction Documents and shall not waive any breach of any covenant contained thereunder without the prior written consent of each Noteholder. The Issuer shall take all actions necessary and desirable to enforce the Issuer’s rights and remedies under the Transaction Documents. The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Transaction Documents if the effect thereof would adversely affect any of the Secured Parties.
(p) Separate Legal Entity. The Issuer hereby acknowledges that the Trustee and the Noteholders are entering into the transactions contemplated by this Base Indenture and the other Transaction Documents in reliance upon the Issuer’s identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, the Issuer shall take all reasonable steps to continue the Issuer’s identity as a separate legal entity and to make it apparent to third Persons that the Issuer is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth herein, the Issuer shall take such actions as shall be required in order that:
(i) The Issuer will be a limited purpose limited liability company whose primary activities are restricted in its operating agreement to owning financial assets and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
(ii) At least two directors of the Issuer (the “Independent Directors”) shall be individuals who (A) for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Issuer, Oportun or any of their respective Affiliates (other than his or her service as an Independent Director of the Issuer or any Affiliate that is a special purpose entity); (ii) a customer or supplier of the Issuer, Oportun or any of their respective Affiliates (other than his or her service as an Independent Director of the

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Issuer or any Affiliate that is a special purpose entity); or (iii) any member of the immediate family of a person described in (i) or (ii), and (B) has, (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. The limited liability company agreement of the Issuer shall provide that (i) the Issuer shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Issuer unless the Independent Directors shall approve the taking of such action in writing prior to the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Directors;
(iii) any employee, consultant or agent of the Issuer will be compensated from funds of the Issuer, as appropriate, for services provided to the Issuer;
(iv) the Issuer will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that the Issuer and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;
(v) the Issuer’s operating expenses will not be paid by any other Person except as permitted under the terms of this Indenture or otherwise consented to by the Noteholders or the Trustee, at the direction of the Required Noteholders;
(vi) the Issuer’s books and records will be maintained separately from those of any other Person;
(vii) all audited financial statements of any Person that are consolidated to include the Issuer will contain notes clearly stating that (A) all of the Issuer’s assets are owned by the Issuer, and (B) the Issuer is a separate entity;
(viii) the Issuer’s assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;
(ix) the Issuer will strictly observe appropriate formalities in its dealings with all other Persons, and funds or other assets of the Issuer will not be commingled with those of any other Person, other than temporary commingling in connection with servicing the Receivables to the extent explicitly permitted by this Indenture and the other Transaction Documents;

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(x) the Issuer shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person;
(xi) any Person that renders or otherwise furnishes services to the Issuer will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. Except as expressly provided in the Transaction Documents, the Issuer will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person; and
(xii) comply with all material assumptions of fact set forth in each opinion with respect to certain bankruptcy matters delivered by Orrick, Herrington & Sutcliffe LLP pursuant to the Transaction Documents, relating to the Issuer, its obligations hereunder and under the other Transaction Documents to which it is a party and the conduct of its business with the Seller, the Servicer or any other Person.
(q) Minimum Net Worth. Have a net worth (in accordance with GAAP) of at least 1% of the aggregate outstanding principal amount of the Notes.
(r) Servicer’s Obligations. Cause the Servicer to comply with Section 2.02(c) and Sections 2.09 and 2.10 of the Servicing Agreement.
(s) Income Tax Characterization. For purposes of U.S. federal income, state and local income and franchise taxes, unless otherwise required by the relevant Governmental Authority, the Issuer will treat the Notes as debt.
Section 8.3. Negative Covenants
. So long as any Notes are outstanding, the Issuer shall not, unless each Noteholder shall otherwise consent in writing:
(a) Sales, Liens, etc. Except pursuant to, or as contemplated by, the Transaction Documents, the Issuer shall not sell, transfer, exchange, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or involuntarily any Adverse Claims upon or with respect to any of its assets, including, without limitation, the Trust Estate, any interest therein or any right to receive any amount from or in respect thereof.
(b) Claims, Deductions. Claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or other applicable Law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate.
(c) Mergers, Acquisitions, Sales, Subsidiaries, Delaware LLC Divisions, etc. The Issuer shall not:

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(i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Indenture or the other Transaction Documents;
(ii) make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;
(iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents;
(iv) enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to the Issuer than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate; or
(v) enter into any Delaware LLC Division.
(d) Change in Business Policy. The Issuer shall not make any change in the character of its business which would impair in any material respect the collectability of any Receivable.
(e) Other Debt. Except as provided for herein, the Issuer shall not create, incur, assume or suffer to exist any Indebtedness whether current or funded, other than (i) the Notes, (ii) Indebtedness of the Issuer representing fees, expenses and indemnities arising hereunder or under the Purchase Agreement for the purchase price of the Receivables under the Purchase Agreement and (iii) other Indebtedness permitted pursuant to Section 8.3(h).
(f) Certificate of Formation and LLC Agreement. The Issuer shall not amend its certificate of formation or its operating agreement unless the Trustee has agreed to such amendment and each Noteholder has consented to such amendment (which consent shall not be unreasonably withheld).
(g) Financing Statements. The Issuer shall not authorize the filing of any financing statement (or similar statement or instrument of registration under the Laws of any jurisdiction) or statements relating to the Trust Estate other than the financing statements authorized and filed in connection with and pursuant to the Transaction Documents.
(h) Business Restrictions. The Issuer shall not (i) engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or (ii) make any expenditure

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for any assets (other than Receivables) if such expenditure, when added to other such expenditures made during the same calendar year would, in the aggregate, exceed Ten Thousand Dollars ($10,000); provided, however, that the foregoing will not restrict the Issuer’s ability to pay servicing compensation as provided herein and, so long as no Default, Event of Default or Rapid Amortization Event shall have occurred and be continuing, the Issuer’s ability to make payments or distributions legally made to the Issuer’s members with amounts distributed to the Issuer in accordance with this Base Indenture and the related Series Supplement.
(i) ERISA Matters.
(i) To the extent applicable, the Issuer will not (A) engage or permit any of its respective ERISA Affiliates, over which the Issuer has control, to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) fail to make, or permit any of its ERISA Affiliates, over which the Issuer has control, to fail to make, any payments to any Multiemployer Plan that the Issuer, the Seller, the initial Servicer or any of their respective ERISA Affiliates is required to make under the agreement relating to such Multiemployer Plan or any Law pertaining thereto; (C) terminate, or permit any of its ERISA Affiliates, over which the Issuer has control, to terminate, any Benefit Plan so as to result in any liability to the Issuer, the initial Servicer, the Seller or any of their ERISA Affiliates; or (D) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to a Pension Plan, if such prohibited transactions, failures to make payment, terminations and reportable events described in clauses (A), (B), (C) and (D) above would in the aggregate have a Material Adverse Effect.
(ii) The Issuer will not permit to exist any failure to satisfy the minimum funding standard (as described in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan.
(iii) The Issuer will not cause or permit, nor permit any of its ERISA Affiliates over which the Issuer has control, to cause or permit, the occurrence of an ERISA Event with respect to any Pension Plans that could result in a Material Adverse Effect.
(j) Name; Jurisdiction of Organization. The Issuer will not change its name or its jurisdiction of organization (within the meaning of the applicable UCC) without prior written notice to the Trustee and the Noteholders. Prior to or upon a change of its name, the Issuer will make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Trustee in the Trust Estate pursuant to this Indenture. The Issuer further agrees that it will not become or seek to become organized under the Laws of more than one jurisdiction. In the event that the Issuer desires to so change its jurisdiction of organization or change its name, the Issuer will make any required filings and prior to actually making such change the Issuer will deliver to the Trustee and the Noteholders (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required

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filings have been made to continue the perfected interest of the Trustee in the Trust Estate in respect of such change and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
(k) Tax Matters. The Issuer will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.
(l) Trustee Fee. The Issuer will not increase the amount of compensation payable to the Trustee (including in its capacity as Agent), the Collateral Trustee, the Securities Intermediary and the Depositary Bank without the prior written consent of the Required Noteholders (which consent shall not be unreasonably withheld).
Section 8.4. Further Instruments and Acts
. The Issuer will execute and deliver such further instruments, furnish such other information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 8.5. Appointment of Successor Servicer
. If the Trustee has given notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 2.01 of the Servicing Agreement, as promptly as possible thereafter, the Trustee, with the consent of the Required Noteholders of each Series, shall appoint a successor servicer in accordance with Section 2.01 of the Servicing Agreement.
Section 8.6. Perfection Representations
. The parties hereto agree that the Perfection Representations shall be a part of this Indenture for all purposes.

ARTICLE 9.

[ARTICLE 9 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES]
ARTICLE 10.

REMEDIES
Section 10.1. Events of Default
. Unless otherwise specified in a Series Supplement, an “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to

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any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i) default in the payment of any interest, principal, indemnity payment or other amount when due and owing by the Issuer, the Seller, the initial Servicer or any Affiliate thereof under any Transaction Document, and such default shall continue (and shall not have been waived by each Noteholder) for a period of two (2) Business Days after receipt of notice thereof;
(ii) default in the payment of the principal of or any installment of the principal of any Class of Notes when the same becomes due and payable on the Legal Final Payment Date;
(iii) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer, the Seller, the Nevada Originator, the Servicer or any part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
(iv) the commencement by the Issuer, the Seller, the Nevada Originator or the Servicer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or the consent by the Issuer, the Seller, the Nevada Originator or the Servicer to the entry of an order for relief in an involuntary case under any such Law, or the consent by the Issuer, the Seller, the Nevada Originator or the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any part of the Trust Estate, or the making by the Issuer, the Seller, the Nevada Originator or the Servicer of any general assignment for the benefit of creditors, or the failure by the Issuer, the Seller, the Nevada Originator or the Servicer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing;
(v) the failure to deliver any Monthly Servicer Report, Monthly Statement or any other report or certificate required to be delivered under this Indenture or any other Transaction Document by the Issuer, the Seller, the Nevada Originator or the Servicer (or any of their Affiliates) on the applicable date when due under this Indenture or any other Transaction Document and such failure shall continue unremedied for a period of ten (10) Business Days after receipt of notice of such failure;
(vi) either (x) a failure on the part of the Issuer duly to observe or perform any other covenants or agreements of the Issuer set forth in this Indenture or any other Transaction Document to which it is a party, (y) a failure on the part of the Seller duly to

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observe or perform any other covenants or agreements of the Seller set forth in the Purchase Agreement or any other Transaction Document to which it is a party or (z) a failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in the Servicing Agreement or any other Transaction Document to which it is a party, which failure, in either case, solely to the extent capable of cure and so long as it relates other than to any negative covenant (except for the negative covenant set forth in Section 8.3(a)), continues unremedied for a period of fifteen (15) Business Days after receipt of notice;
(vii) either (x) any representation, warranty or certification made by the Issuer in this Indenture or in any other Transaction Document or in any certificate delivered pursuant to this Indenture or any other Transaction Document to which it is a party shall prove to have been inaccurate when made or deemed made or (y) any representation, warranty or certification made by the Seller in the Purchase Agreement or in any other Transaction Document to which it is a party or in any certificate delivered pursuant to the Purchase Agreement or any other Transaction Document shall prove to have been inaccurate when made or deemed made and, in either case, to the extent such representation, warranty or certification is capable of cure, such inaccuracy continues unremedied for a period of fifteen (15) Business Days after receipt of notice;
(viii) the Trustee shall cease to have a first-priority perfected security interest in the Trust Estate;
(ix) the Issuer shall either (x) have become subject to regulation by the Commission as an “investment company” under the Investment Company Act or (y) be a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act);
(x) the Issuer shall become taxable as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
(xi) a lien shall be filed pursuant to Section 430 or Section 6321 of the Code with regard to the Issuer except for any lien set forth in clause (i) of the definition of Permitted Encumbrance;
(xii) the Issuer shall fail at any time to have an Independent Director who satisfies each requirement and qualification specified in Section 8.2(p) of this Indenture for Independent Directors; provided, however, that any such failure resulting from the death, resignation or other unforeseeable departure of an Independent Director shall not constitute an Event of Default if the related vacancy is filled as required under the limited liability company agreement of the Issuer;
(xiii) Oportun shall fail to perform any of its obligations under the Performance Guaranty;

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(xiv) any material provision of this Indenture or any other Transaction Document shall cease to be in full force and effect or any of the Issuer, the Seller, the Nevada Originator or the Servicer (or any of their respective Affiliates) shall so state in writing;
(xv) (w) the Issuer shall fail to pay any principal of or premium or interest on any of its Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement); (x) the Seller, the Servicer, the Nevada Originator or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Indebtedness that is outstanding in a principal amount of at least $2,500,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement); (y) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness (as referred to in clause (w) or (x) of this paragraph and shall continue after the applicable grace period (not to exceed 30 days), if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Indebtedness (as referred to in clause (w) or (x) of this paragraph) or to terminate the commitment of any lender thereunder, or (z) any such Indebtedness (as referred to in clause (w) or (x) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;
(xvi) the occurrence of an “Event of Default” or similar event or condition under the terms of any Term Indenture;
(xvii) one or more judgments or decrees shall be entered against the Issuer, the Seller, the Nevada Originator or the Servicer, or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 10 Business Days, and the aggregate amount of all such judgments equals or exceeds $2,500,000 (or solely with respect to the Issuer, $0) over the course of any twelve month period;

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(xviii) the Overcollateralization Test is not satisfied for more than five (5) Business Days;
(xix) the breach of any Financial Covenant;
(xx) the occurrence of a Servicer Default;
(xxi) [Reserved];
(xxii) the occurrence of a Change in Control; or
(xxiii) the failure to pay the Borrowing Base Shortfall in full on any Payment Date.
Section 10.2. Rights of the Trustee Upon Events of Default.
(a) If and whenever an Event of Default (other than in clause (iii) and (iv) of Section 10.1) shall have occurred and be continuing, the Trustee may, and, at the written direction of the Required Noteholders shall, cause the principal amount of all Notes of all Series outstanding to be immediately due and payable at par, together with interest thereon. If an Event of Default with respect to the Issuer specified in clause (iii) or (iv) of Section 10.1 shall occur, all unpaid principal of and accrued interest on all the Notes of all Series outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If an Event of Default shall have occurred and be continuing, the Trustee may exercise from time to time any rights and remedies available to it under applicable Law and Section 10.4. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of the Secured Obligations and shall be applied as provided in Article 5 hereof. If so specified in the applicable Series Supplement, the Trustee may agree to limit its exercise of rights and remedies available to it as a result of the occurrence of an Event of Default to the extent set forth therein.
(b) If an Event of Default shall have occurred and be continuing, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 10 provided, all Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:
(i) the Issuer has paid to or deposited with the Trustee a sum sufficient to pay
(A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

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(B) all sums paid by the Trustee hereunder and the reasonable compensation, expenses, disbursements of the Trustee and its agents and counsel; and
(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 10.6.
No such rescission shall affect any subsequent default or impair any right consequent thereto.
(c) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable Law with respect to the Trust Estate, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.
Section 10.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
(a) The Issuer covenants that if (i) default is made in the payment of any amount payable by the Issuer when the same becomes due and payable, and such default continues for a period of two (2) Business Days or (ii) default is made in the payment of the principal of any Note on the Legal Final Payment Date, the Issuer will pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal, interest and other amounts, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.
(b) If an Event of Default occurs and is continuing, the Trustee may (in its discretion) and, at the written direction of the Required Noteholders, shall proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by Law; provided, however, that the Trustee shall sell or otherwise liquidate the Trust Estate or any portion thereof only in accordance with Section 10.4(d).
(c) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Secured Parties, and it shall not be necessary to make any such Person a party to any such Proceedings.
(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state

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bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal or other amount of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i) to file and prove a claim or claims for the whole amount of principal, interest and other amounts owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Secured Parties allowed in such Proceedings;
(ii) unless prohibited by applicable Law, to vote on behalf of the Secured Parties in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties and of the Trustee on their behalf; and
(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Secured Parties allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Secured Parties to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Secured Parties, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence, bad faith or willful misconduct.
(e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Secured Party or to authorize the Trustee to vote in respect of the claim of any Secured Party in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

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(f) All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the Secured Parties.
Section 10.4. Remedies
. If an Event of Default shall have occurred and be continuing, the Trustee may and, at the written direction of the Required Noteholders, shall do one or more of the following:
(a) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable under the Transaction Documents, enforce any judgment obtained, and collect from the Issuer and any other obligor under the Transaction Documents moneys adjudged due;
(b) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;
(c) subject to the limitations set forth in clause (d) below, exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Secured Parties; and
(d) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, however, that the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless:
(i) the Required Noteholders direct such sale and liquidation,
(ii) the proceeds of such sale or liquidation distributable to the Noteholders of each Series are sufficient to discharge in full all amounts then due and unpaid with respect to all outstanding Notes for principal and interest and any other amounts due Noteholders, or
(iii) the Trustee determines that the proceeds of the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on all outstanding Notes as such amounts would have become due if such Notes had not been declared due and payable and the Required Noteholders direct such sale and liquidation.
In determining such sufficiency or insufficiency with respect to clauses (d)(ii) and (d)(iii), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Receivables in the Trust Estate for such purpose.

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The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by Law.
Section 10.5. [Reserved].
Section 10.6. Waiver of Past Events
. If an Event of Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 10.2(a), all Noteholders may waive any past Default or Event of Default and its consequences except a Default in payment of principal of any of the Notes. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
Section 10.7. Limitation on Suits
. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Base Indenture and related Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i) such Noteholder previously has given written notice to the Trustee of a continuing Event of Default;
(ii) the Holders of not less than 25% of the outstanding principal amount of all Notes of all affected Series have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;
(iii) such Noteholder has offered and provided to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;
(iv) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
(v) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by all Noteholders;

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it being understood and intended that no one or more Noteholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.
In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Secured Parties, each representing less than all Noteholders, the Trustee shall proceed in accordance with the request of the greater majority of the outstanding principal amount or par value of the Notes, as determined by reference to such requests.
Section 10.8. Unconditional Rights of Holders to Receive Payment; Withholding Taxes.
(a) Notwithstanding any other provision of this Indenture except as provided in Section 10.8(b) and (c), the right of any Noteholder to receive payment of principal, interest or other amounts, if any, on the Note, on or after the respective due dates expressed in the Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.
(b) Promptly upon request, each Noteholder shall provide to the Trustee and/or the Issuer (or other person responsible for withholding of taxes, including but not limited to FATCA Withholding Tax, or delivery of information under FATCA) with the Tax Information.
(c) The Paying Agent shall (or if the Trustee is not the Paying Agent, the Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall) comply with the provisions of this Indenture applicable to it, comply with all requirements of the Code with respect to the withholding from any payments to Noteholders, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate Governmental Authority), comply with respect to any applicable reporting requirements in connection with any payments to Noteholders, and, upon request, provide any Tax Information to the Issuer.
Section 10.9. Restoration of Rights and Remedies
. If any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee, the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders shall continue as though no such Proceeding had been instituted.

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Section 10.10. The Trustee May File Proofs of Claim
. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial Proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.6 and 11.17. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.6 and 11.17 out of the estate in any such Proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, notes and other properties which the Noteholders may be entitled to receive in such Proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.
Section 10.11. Priorities
. Following the declaration of an Event of Default or a Rapid Amortization Event pursuant to Section 9.1 or 10.2, all amounts in the Collection Account, including any money or property collected pursuant to Section 10.4 (after deducting the reasonable costs and expenses of such collection), shall be applied by the Trustee on the related Payment Date in accordance with the provisions of Article 5 and the applicable Series Supplement.
The Trustee may fix a record date and payment date for any payment to Secured Parties pursuant to this Section. At least fifteen (15) days before such record date the Issuer shall mail to each Secured Party and the Trustee a notice that states the record date, the payment date and the amount to be paid.
Section 10.12. Undertaking for Costs
. All parties to this Indenture agree, and each Secured Party shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good

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faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate outstanding principal balance of the Notes on the date of the filing of such action or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
Section 10.13. Rights and Remedies Cumulative
. No right or remedy herein conferred upon or reserved to the Trustee or to the Secured Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 10.14. Delay or Omission Not Waiver
. No delay or omission of the Trustee or any Secured Party to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article 10 or by Law to the Trustee or to the Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Secured Parties, as the case may be.
Section 10.15. Control by Noteholders
. The Required Noteholders, acting together, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that:
(i) such direction shall not be in conflict with any Law or with this Indenture;
(ii) subject to the express terms of Section 10.4, any direction to the Trustee to sell or liquidate the Receivables shall be by the Required Noteholders;
(iii) the Trustee shall have been provided with indemnity satisfactory to it; and
(iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;
provided, however, that, subject to Section 11.1, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

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Section 10.16. Waiver of Stay or Extension Laws
. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.
Section 10.17. Action on Notes
. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Secured Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.
Section 10.18. Performance and Enforcement of Certain Obligations.
(a) The Issuer agrees to take all such lawful action as is necessary and desirable to compel or secure the performance and observance by the Seller, the Parent and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents, including the transmission of notices of default on the part of the Seller, the Parent or the Servicer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Seller, the Parent or the Servicer of each of their obligations under the Transaction Documents.
(b) If an Event of Default has occurred and is continuing, the Required Noteholders or the Trustee may, and, at the direction (which direction shall be in writing) of the Required Noteholders, the Trustee shall, subject to Section 10.2(b), exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Parent or the Servicer under or in connection with the Transaction Documents, including the right or power to take any action to compel or secure performance or observance by the Seller, the Parent or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transaction Documents, and any right of the Issuer to take such action shall be suspended.
Section 10.19. Reassignment of Surplus
. Promptly after termination of this Indenture and the payment in full of the Secured Obligations, any proceeds of all the Receivables and other assets in the Trust Estate received or held by the

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Trustee shall be turned over to the Issuer and the Receivables and other assets in the Trust Estate shall be released to the Issuer by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.
ARTICLE 11.

THE TRUSTEE
Section 11.1. Duties of the Trustee.
(a) If an Event of Default has occurred and is continuing, and of which a Trust Officer of the Trustee has written notice, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and any related document, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default of which a Trust Officer has not received written notice; and provided, further that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.
(b) Except during the occurrence and continuance of an Event of Default of which a Trust Officer of the Trustee has written notice:
(i) the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or any related document against the Trustee; and
(ii) in the absence of bad faith on its part, the Trustee may conclusively rely (without independent confirmation, verification, inquiry or investigation of the contents thereof), as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and, if applicable, the Transaction Documents to which the Trustee is a party, provided, further, that the Trustee shall not be responsible for the accuracy or content of any of the aforementioned documents and the Trustee shall have no obligation to verify or recompute any numeral information provided to it pursuant to the Transaction Documents.
(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:
(i) this clause does not limit the effect of clause (b) of this Section 11.1;

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(ii) the Trustee shall not be personally liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Trustee, unless it is conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review that the Trustee was negligent in ascertaining the pertinent facts;
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of the Indenture or the Transaction Documents;
(iv) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a)-(g) of Section 2.04 of the Servicing Agreement unless a Trust Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Notes evidencing not less than 10% of the aggregate outstanding principal balance or par value of the Notes of any Series adversely affected thereby.
(d) Notwithstanding anything to the contrary contained in this Indenture or any of the Transaction Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds or adequate indemnity against such risk is not reasonably assured to it by the security afforded to it by the terms of this Indenture.
(e) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA (if this Indenture is required to be qualified under the TIA).
(f) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Servicing Agreement.
(g) Without limiting the generality of this Section 11.1 and subject to the other provisions of this Indenture, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof or to see to the validity, perfection, continuation, or value of any lien or security interest created herein, (ii) to see to the payment or discharge of any tax, assessment or other governmental Lien owing with respect to, assessed or levied against any part of the Issuer, (iii) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or the Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, (iv) to determine whether any Receivables is an Eligible Receivable or to inspect the Receivables at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Seller’s, the Parent’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as Custodian of the Receivable Files under the Servicer Transaction Documents, (v)

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the acquisition or maintenance of any insurance, or (vi) to determine when a Repurchase Event occurs. The Trustee shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest in any portion of the Trust Estate.
(h) Subject to Section 11.1(d), in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon written notice to a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.
(i) No provision of this Indenture shall be construed to require the Trustee to perform, or accept any responsibility for the performance of, the obligations of the Servicer hereunder until it shall have assumed such obligations in accordance with this Section 11.1 and the provisions of the Servicing Agreement.
(j) Subject to Section 11.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by Law or the Transaction Documents.
(k) Except as otherwise required or permitted by the TIA (if this Indenture is required to be qualified under the TIA), nothing contained herein shall be deemed to authorize the Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate under this Indenture or otherwise vary the assets held by the Issuer. Similarly, the Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Indenture.
(l) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Trust Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no Default or Event of Default.
(m) [Reserved].
(n) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Servicer and/or a specified percentage of Noteholders under circumstances in which such direction is required or permitted by the terms of this Base Indenture, a Series Supplement or other Transaction Document.

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(o) The enumeration of any permissive right or power herein or in any other Transaction Document available to the Trustee shall not be construed to be the imposition of a duty.
(p) The Trustee shall not be liable for interest on any money received by it except as the Trustee may separately agree in writing with the Issuer.
(q) Every provision of the Indenture or any related document relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article.
(r) The Trustee shall not be responsible for or have any liability for the collection of any Contracts or Receivables or the recoverability of any amounts from an Obligor or any other Person owing any amounts as a result of any Contracts or Receivables, including after any default of any Obligor or any other such Person.
Section 11.2. Rights of the Trustee
. Except as otherwise provided by Section 11.1:
(a) The Trustee may conclusively rely on and shall be protected in acting upon or refraining from acting upon and in accord with, without any duty to verify the contents or recompute any calculations therein, any document (whether in its original or facsimile form), including the Monthly Servicer Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee, the Monthly Statement, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, believed by it to be genuine and to have been signed by or presented by the proper Person. Without limiting the Trustee’s obligations to examine pursuant to Section 11.1(b)(ii), the Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, the Trustee may require an Officer’s Certificate or an Opinion of Counsel or consult with counsel of its selection and the Officer’s Certificate or the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians and nominees and the Trustee shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorneys, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by

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this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture or any Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Base Indenture or any Series Supplement, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee (in its sole discretion) against the costs, expenses (including attorneys’ fees and expenses) and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Base Indenture or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including, the Monthly Servicer’s Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee or the Monthly Statement), unless requested in writing so to do by the Holders of Notes evidencing not less than 10% of the aggregate outstanding principal balance or par value of Notes of any Series, but the Trustee may, but is not obligated to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be reimbursed by the Person making such request.
(g) The Trustee shall have no liability for the selection of Permitted Investments and shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct or negligence. The Trustee shall have no obligation to invest or reinvest any amounts except as directed by the Issuer (or the initial Servicer) in accordance with this Indenture. Notwithstanding the foregoing, if the initial Servicer is removed or replaced, the selected Permitted Investment for investment or reinvestment as provided in this Indenture shall be as in effect on the date of such removal or replacement.

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(h) The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.
(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee (a) in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder and (b) in each document to which it is a party whether or not specifically set forth herein.
(j) Except as may be required by Sections 11.1(b)(ii), 11.1(i), 11.2(a) and 11.2(f), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by the Seller, the Parent or the Servicer with their respective representations and warranties or for any other purpose.
(k) Without limiting the Trustee’s obligation to examine pursuant to Section 11.1(b)(ii), the Trustee shall not be bound to make any investigation into (i) the performance or observance by the Issuer, any Servicer or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any related document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any related document or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by this Indenture or any related document, (iv) the value or the sufficiency of any collateral or (v) the satisfaction of any condition set forth in this Indenture or any related document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or any Servicer, personally or by agent or attorney, and shall incur no liability of any kind by reason of such inquiry or investigation.
(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m) The Trustee may, from time to time, request that the Issuer and any other applicable party deliver a certificate (upon which the Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any related document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer or such other applicable party may, by delivering to the Trustee a revised certificate, change the information previously provided by it pursuant to the Indenture, but the Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.
(n) The right of the Trustee to perform any discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.

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(o) Except for notices, reports and other documents expressly required to be furnished to the Holders by the Trustee hereunder, the Trustee shall not have any duty or responsibility to provide any Holder with any other information concerning the Issuer, the servicer or any other parties to any related documents which may come into the possession of the Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.
(p) If the Trustee requests instructions from the Issuer or the Holders with respect to any action or omission in connection with this Indenture, the Trustee shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Trustee shall have received written instructions from the Issuer or the Holders, as applicable, with respect to such request.
(q) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.
(r) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above.
(s) The Trustee shall not be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required.
(t) The Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any other related document if such action (A) would, in the reasonable opinion of the Trustee, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable Law, this Indenture or any other related document, or (B) is not provided for in the Indenture or any other related document.

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(u) The Trustee shall not be required to take any action under this Indenture or any related document if taking such action (A) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified.
Section 11.3. Trustee Not Liable for Recitals in Notes
. The Trustee assumes no responsibility for the correctness of the recitals contained in this Indenture and in the Notes (other than the signature and authentication of the Trustee on the Notes). Except as set forth in Section 11.16, the Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the signature and authentication of the Trustee on the Notes) or of any asset of the Trust Estate or related document. The Trustee shall not be accountable for the use or application by the Issuer or the Seller of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Seller or to the Issuer in respect of the Trust Estate or deposited in or withdrawn from the Collection Account by the Servicer.
Section 11.4. Individual Rights of the Trustee
. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer Agent and Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 11.9 and 11.11.
Section 11.5. Notice of Defaults
. If a Default, Event of Default or Rapid Amortization Event occurs and is continuing and if a Trust Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide notice thereof to each Noteholder and Notice Person, to the extent possible by email or facsimile, and, otherwise, by first class mail at their respective addresses appearing in the Note Register.
Section 11.6. Compensation.
(a) To the extent not otherwise paid pursuant to the Indenture, the Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, such compensation as the Issuer and the Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, the Issuer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Trustee) incurred or made by the Trustee in accordance with any of the provisions of this Indenture except

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any such expense, disbursement or advance as may arise from its own willful misconduct or negligence.
(b) The obligations of the Issuer under this Section 11.6 shall survive the termination of this Base Indenture and the resignation or removal of the Trustee.
Section 11.7. Replacement of the Trustee.
(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 11.7.
(b) The Trustee may, after giving sixty (60) days’ prior written notice to the Issuer, the Noteholders and the Servicer, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Issuer may, with the prior written consent of the Required Noteholders, remove the Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee if:
(i) the Trustee fails to comply with Section 11.9;
(ii) a court or federal or state bank regulatory agency having jurisdiction in the premises in respect of the Trustee shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee’s property, or ordering the winding-up or liquidation of the Trustee’s affairs;
(iii) the Trustee consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trustee or for any substantial part of the Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;
(iv) the Trustee fails in any material respect to duly observe or perform any covenants, obligations or agreements of the Trustee set forth in this Indenture or any other Transaction Document, which failure, solely to the extent capable of cure, continues unremedied for a period of ten (10) Business Days after the earlier of discovery by the Trustee or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Trustee; or
(v) the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee, acceptable to the Required

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Noteholders by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning and one copy to the successor trustee.
(c) If a successor Trustee does not take office within thirty (30) days after the retiring Trustee provides written notice of its resignation or is removed, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers and duties of the Trustee under this Base Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall, at the expense of the Issuer, promptly transfer to the successor Trustee all property held by it as Trustee and all documents and statements held by it hereunder; provided, however, that all sums owing to the retiring Trustee hereunder (and its agents and counsel) have been paid, and the Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. Notwithstanding replacement of the Trustee pursuant to this Section 11.7, the Issuer’s obligations under Sections 11.6 and 11.17 shall continue for the benefit of the retiring Trustee.
(d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor Trustee pursuant to this Section 11.7 and payment of all fees and expenses owed to the retiring Trustee.
(e) No successor Trustee shall accept appointment as provided in this Section 11.7 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.9 hereof.
Section 11.8. Successor Trustee by Merger, etc
. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the

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successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
Section 11.9. Eligibility: Disqualification
. The Trustee shall at all times satisfy the requirements of TIA Section 310(a) (if this Indenture is required to be qualified under the TIA).
The Trustee hereunder shall at all times be organized and doing business under the Laws of the United States of America or any State thereof authorized under such Laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least BBB- (or the equivalent thereof) by the Rating Agency or, if not rated by the Rating Agency, by another rating agency, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to Law, then for the purpose of this Section 11.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9) (if this Indenture is required to be qualified under the TIA); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.
Section 11.10. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Base Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 11.10 such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.9 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.7. No co-trustee shall be appointed without the consent of the Issuer unless such appointment is required

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as a matter of Law or to enable the Trustee to perform its functions hereunder. The appointment of any co-trustee or separate trustee shall not relieve the Trustee of any of its obligations hereunder.
(b) Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:
(i) the Notes of each Series shall be authenticated and delivered solely by the Trustee;
(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any Law (whether as Trustee hereunder or as successor to the Servicer under the Servicing Agreement), the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
(iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees, hereunder, including acts or omissions of predecessor or successor trustees;
(iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and
(v) the Trustee shall remain primarily liable for the actions of any co-trustee.
(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture and any Series Supplement, specifically including every provision of this Base Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.
(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect to this Base Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be

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exercised by the Trustee, to the extent permitted by Law, without the appointment of a new or successor Trustee.
Section 11.11. Preferential Collection of Claims Against the Issuer
. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b) (if this Indenture is required to be qualified under the TIA). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated (if this Indenture is required to be qualified under the TIA).
Section 11.12. Taxes
. Neither the Trustee nor (except to the extent the initial Servicer breaches its obligations or covenants contained in the Servicing Agreement) the Servicer shall be liable for any liabilities, costs or expenses of the Issuer or the Noteholders arising under any tax Law, including without limitation federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).
Section 11.13. Trustee May Enforce Claims Without Possession of Notes
. All rights of action and claims under this Base Indenture or any Series of Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Noteholders in respect of which such judgment has been obtained.
Section 11.14. Suits for Enforcement
. If an Event of Default shall occur and be continuing, the Trustee, may (but shall not be obligated to) subject to the provisions of Section 2.01 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of any Secured Party under this Indenture or any other Transaction Document by a Proceeding, whether for the specific performance of any covenant or agreement contained in this Indenture or such other Transaction Document or in aid of the execution of any power granted in this Indenture or such other Transaction Document or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Secured Party.
Section 11.15. Reports by Trustee to Holders
. The Trustee shall deliver to each Noteholder such information as may be expressly required by the Code.
Section 11.16. Representations and Warranties of Trustee

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. The Trustee represents and warrants to the Issuer and the Secured Parties that:
(i) the Trustee is a national banking association with trust powers duly organized, existing and authorized to engage in the business of banking under the Laws of the United States;
(ii) the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture and any Series Supplement issued concurrently with this Base Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture and any Series Supplement issued concurrently with this Base Indenture and to authenticate the Notes;
(iii) this Indenture has been duly executed and delivered by the Trustee; and
(iv) the Trustee meets the requirements of eligibility hereunder set forth in Section 11.9.
Section 11.17. The Issuer Indemnification of the Trustee
. The Issuer shall fully indemnify, defend and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained of whatever kind or nature regardless of their merit, demanded, asserted, or claimed directly or indirectly relating to any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Base Indenture or any Series Supplement and any other Transaction Document to which it is a party or any transaction contemplated hereby or thereby, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, Proceeding or claim; provided, however, that the Issuer shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Trustee. The indemnity provided herein shall (i) survive the termination of this Indenture and the resignation and removal of the Trustee, (ii) apply to the Trustee (including (a) in its capacity as Agent and (b) Wilmington Trust, National Association, as Securities Intermediary and Depository Bank) and (iii) apply to Wilmington Trust, National Association, in its capacity as Collateral Trustee.
Section 11.18. Trustee’s Application for Instructions from the Issuer
. Any application by the Trustee for written instructions from the Issuer or the initial Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 11.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than thirty (30) days after the date any Responsible Officer of the Issuer or the initial Servicer actually

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receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
Section 11.19. [Reserved].
Section 11.20. Maintenance of Office or Agency
. The Trustee will maintain an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Notes and this Indenture may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Issuer, the Servicer and the Noteholders of any change in the location of the Note Register or any such office or agency.
Section 11.21. Concerning the Rights of the Trustee
. The rights, privileges and immunities afforded to the Trustee in the performance of its duties under this Indenture shall apply equally to the performance by the Trustee of its duties under each other Transaction Document to which it is a party.
Section 11.22. Direction to the Trustee
. The Issuer hereby directs the Trustee to enter into the Transaction Documents.
Section 11.23. Repurchase Demand Activity Reporting.
(a) To assist in the Seller’s compliance with the provisions of Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”), subject to paragraph (b) below, the Trustee shall provide the following information (the “Rule 15Ga-1 Information”) to the Seller in the manner, timing and format specified below:
(i) No later than the fifteenth (15th) day following the end of each calendar quarter in which any Series is outstanding, the Trustee shall provide information regarding repurchase demand activity during the preceding calendar quarter related to the underlying assets for each such Series in substantially the form of Exhibit E hereto.
(ii) If (x) the Trustee has previously delivered a report described in clause (i) above indicating that, based on a review of the records of the Trustee, there was no asset repurchase demand activity during the applicable period, and (y) based on a review of the records of the Trustee, no asset repurchase demand activity has occurred since the delivery of such report, the Trustee may, in lieu of delivering the information as is requested pursuant to clause (i) above substantially in the form of Exhibit E hereto, and no later than the date specified in clause (i) above, notify the Seller that there has been no change in asset repurchase demand activity since the date of the last report delivered.

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(iii) The Trustee shall provide notification, as soon as practicable and in any event within five (5) Business Days of receipt, of all demands communicated to the Trustee for the repurchase or replacement of the underlying assets for any Series.
(b) The Trustee shall provide Rule 15Ga-1 Information subject to the following understandings and conditions:
(i) The Trustee shall provide Rule 15Ga-1 Information only to the extent that the Trustee has Rule 15Ga-1 Information or can obtain Rule 15Ga-1 Information without unreasonable effort or expense; provided that the Trustee’s efforts to obtain Rule 15Ga-1 Information shall be limited to a review of its internal written records of repurchase demand activity for the applicable Series and that the Trustee is not required to request information from any other parties.
(ii) The reporting of repurchase demand activity pursuant to this Section 11.23 is subject in all cases to the best knowledge of the Trust Officer responsible for the applicable Series.
(iii) The reporting of repurchase demand activity pursuant to this Section 11.23 is required only to the extent such repurchase demand activity was not addressed to the Seller, the Issuer, the initial Servicer or any Affiliate of the Seller, the Issuer or the initial Servicer or previously reported to the Seller, the Issuer, the initial Servicer or any Affiliate of the Seller, Issuer or initial Servicer by the Trustee. For purposes hereof, the term “demand” shall not include (x) repurchases or replacements made pursuant to instruction, direction or request from the Seller or its affiliates or (y) general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.
(iv) The Trustee’s reporting pursuant to this Section 11.23 is limited to information that the Trustee has received or acquired solely in its capacity as Trustee for the applicable Series and not in any other capacity. In no event shall Wilmington Trust, National Association (individually or as Trustee) have any responsibility or liability in connection with (i) the compliance by any Person which is a securitizer (as defined in Rule 15Ga-1) of the Series, or any other Person, with Rule 15Ga-1 or any related rules or regulations or (ii) any filing required to be made by a securitizer (as defined in Rule 15Ga-1) under Rule 15Ga-1 in connection with the Rule 15Ga-1 Information provided pursuant to this Section 11.23. Other than any express duties or responsibilities as Trustee under the Transaction Documents, the Trustee has no duty or obligation to undertake any investigation or inquiry related to repurchase demand activity or otherwise to assume any additional duties or responsibilities in respect of any Series, and no such additional obligations or duties are implied. The Trustee is entitled to the full benefit of any and all protections, limitations on duties or liability and rights of indemnity provided by the terms of the Transaction Documents in connection with any actions pursuant to this Section 11.23.

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(v) Unless and until the Trustee is otherwise notified in writing, any Rule 15Ga-1 Information provided pursuant to this Section 11.23 shall be provided in electronic format via e-mail and directed as follows: john.foxgrover@progressfin.com.
(vi) The Trustee’s obligation pursuant to this Section 11.23 continue until the earlier of (x) the date on which such Series is no longer outstanding and (y) the date the Seller notifies the Trustee that such reporting no longer is required.
ARTICLE 12.

DISCHARGE OF INDENTURE
Section 12.1. Satisfaction and Discharge of Indenture
. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of Noteholders to receive payments of principal thereof and interest thereon and any other amount due to Noteholders, (ii) Sections 8.1, 11.6, 11.12, 11.17, 12.2, 12.5(b), 15.16 and 15.17, (iii) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Sections 11.6 and 11.17 and the obligations of the Trustee under Section 12.2) and (iv) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee as described below payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes (and their related Secured Parties), on the Payment Date with respect to any Series (the “Indenture Termination Date”) on which the Issuer has paid, caused to be paid or irrevocably deposited or caused to be irrevocably deposited in the Collection Account funds sufficient to pay in full all Secured Obligations, and the Issuer has delivered to the Trustee an Officer’s Certificate, an Opinion of Counsel and, if required by the TIA (if this Indenture is required to be qualified under the TIA), an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 15.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
After any irrevocable deposit made pursuant to Section 12.1 and satisfaction of the other conditions set forth herein, the Trustee promptly upon request shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified above.
Section 12.2. Application of Issuer Money
. All moneys deposited with the Trustee pursuant to Section 12.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Base Indenture and the related Series Supplement, to the payment, either directly or through any Paying Agent to the Noteholder of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, interest and other amounts; but such moneys need not be segregated from other funds except to the extent required herein or in the other Transaction Documents or required by Law.

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The provisions of this Section 12.2 shall survive the expiration or earlier termination of this Indenture.
Section 12.3. Repayment of Moneys Held by Paying Agent
. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 8.1 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
Section 12.4. [Reserved]
Section 12.5. Final Payment with Respect to Any Series.
(a) Written notice of any termination, specifying the Payment Date upon which the Noteholders of any Series may surrender their Notes for final payment with respect to such Series and cancellation, shall be given (subject to at least two (2) Business Days’ prior notice from the Issuer to the Trustee) by the Trustee to Noteholders of such Series mailed not later than five (5) Business Days preceding such final payment (or in the manner provided by the Series Supplement relating to such Series) specifying (i) the Payment Date (which shall be the Payment Date in the month (x) in which the deposit is made as may be specified in the related Series Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office or offices therein specified. The Issuer’s notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer’s Certificate setting forth the information specified in Article 6 of this Base Indenture covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and the Paying Agent at the time such notice is given to such Noteholders.
(b) Notwithstanding the termination or discharge of the trust of the Indenture pursuant to Section 12.1 or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of the Noteholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Noteholders of the related Series upon surrender of their Notes. In the event that all of the Noteholders of any Series shall not surrender their Notes for cancellation within six (6) months after the date specified in the above-mentioned written notice, the Trustee shall give second written notice to the remaining Noteholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Notes of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Noteholders of such Series concerning surrender

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of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Noteholders. The Trustee and the Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest which remains unclaimed for two (2) years. After such payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property Law designates another Person.
(c) All Notes surrendered for payment of the final distribution with respect to such Notes and cancellation shall be cancelled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Issuer.
Section 12.6. Termination Rights of Issuer
. Upon the termination of the Lien of the Indenture pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination, the Trustee shall execute a written release and reconveyance substantially in the form of Exhibit A hereto pursuant to which it shall release the Lien of the Indenture and reconvey to the Issuer (without recourse, representation or warranty) all right, title and interest in the Trust Estate, whether then existing or thereafter created, all moneys due or to become due with respect to such Trust Estate and all proceeds of the Trust Estate, except for amounts held by the Trustee or any Paying Agent pursuant to Section 12.5(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Issuer or the Servicer to vest in the Issuer all right, title and interest in the Trust Estate.
Section 12.7. Repayment to the Issuer
. On or after the Indenture Termination Date, the Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.13, return any Notes held by them at any time.
ARTICLE 13.

AMENDMENTS
Section 13.1. [Reserved].
Section 13.2. Supplemental Indentures
. The Issuer and the Trustee, when authorized by an Issuer Order, may, with the consent of each Noteholder (which consent shall not be unreasonably withheld) and, if the Servicer’s or the Back-Up Servicer’s (including as successor Servicer) rights and/or obligations are materially and adversely affected thereby, the Servicer or the Back-Up Servicer, as applicable, from time to time enter into one or more indenture supplements or amendments hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes of any Series under this Indenture; provided, however, that no such indenture supplement or amendment shall,

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without the consent of each Noteholder (and in the case of clause (iii) below, the consent of each Secured Party):
(i) change the date of payment of any installment of principal of or interest on, or any premium payable upon the redemption of, any Note or reduce in any manner the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, modify the provisions of this Base Indenture or any Series Supplement relating to the application of Collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of, or interest on, the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;
(ii) change the Noteholder voting requirements with respect to any Transaction Document;
(iii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article 9, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
(iv) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required for any such indenture supplement or amendment, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
(v) modify or alter the provisions of this Indenture regarding the voting of Notes held by the Issuer, the Seller or an Affiliate of the foregoing;
(vi) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Trust Estate pursuant to Section 10.4 if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;
(vii) modify any provision of this Section 13.2, except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;
(viii) modify any of the provisions of this Indenture in such manner as to affect in any material respect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation), to alter the application of “Collections” or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in this Indenture;

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(ix) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate for the Notes (except for Permitted Encumbrances) or, except as otherwise permitted or contemplated in this Indenture, terminate the Lien of this Indenture on any such collateral at any time subject hereto or deprive any Secured Party of the security provided by the Lien of this Indenture; or
(x) provide for the issuance of any Series of Notes or the creation of any Class of Notes, in each case, at any time after the Closing Date;
provided, further, that no amendment will be permitted if it would cause any Noteholder to recognize gain or loss for U.S. federal income tax purposes, unless such Noteholder’s consent is obtained as described above.
The Trustee may, but shall not be obligated to, enter into any such amendment or supplement that affects the Trustee’s rights, duties or immunities under this Indenture or otherwise.
The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Note shall be subject to such reasonable requirements as the Trustee may prescribe.
Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or amendment to this Base Indenture or any Series Supplement pursuant to this Section, the Trustee shall mail to each Holder of the Notes of all Series (or with respect to an amendment or supplemental indenture of a Series Supplement, to the Noteholders of the applicable Series), the Back-Up Servicer and the Servicer a copy of such supplemental indenture or amendment. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or amendment.
Section 13.3. Execution of Supplemental Indentures
. In executing any amendment or supplemental indenture permitted by this Article 13 or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 11.1, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized, permitted or not prohibited (as the case may be) by this Indenture and all conditions precedent to the execution of such amendment or supplemental indenture have been satisfied. Such Opinion of Counsel may be subject to reasonable qualifications and assumptions of fact. The Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
Section 13.4. Effect of Supplemental Indenture

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. Upon the execution of any amendment or supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment or supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 13.5. Conformity With TIA
. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article 13 shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be required to be qualified under the TIA.
Section 13.6. Reference in Notes to Supplemental Indentures
. Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article 13 may bear a notation as to any matter provided for in such amendment or supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform to any such amendment or supplemental indenture may be prepared, executed, authenticated and delivered by the Trustee (upon receipt of an Issuer Order) in exchange for outstanding Notes.
Section 13.7. Series Supplements
. Notwithstanding anything in Section 13.2 to the contrary but subject to Section 13.11, the Series Supplement with respect to any Series may be amended with respect to the items and in accordance with the procedures provided in such Series Supplement and in the event the form of Notes to any Series Supplement is amended, each Holder shall surrender its Notes to the Trustee and the Trustee shall, following receipt of such Note and an Issuer Order directing the Trustee with respect to the authentication of such replacement Notes, issue a replacement Note containing such changes.
Section 13.8. Revocation and Effect of Consents
. Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplemental indenture or waiver becomes effective. An amendment, supplemental indenture or waiver becomes effective in accordance with its terms

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and thereafter binds every Holder. The Issuer may fix a record date for determining which Holders must consent to such amendment, supplemental indenture or waiver.
Section 13.9. Notation on or Exchange of Notes Following Amendment
. The Trustee may place an appropriate notation about an amendment, supplemental indenture or waiver on any Note thereafter authenticated. If the Issuer shall so determine, new Notes so modified as to conform to any such amendment, supplemental indenture or waiver may be prepared and executed by the Issuer and authenticated and delivered by the Trustee (upon receipt of an Issuer Order) in exchange for outstanding Notes. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplemental indenture or waiver.
Section 13.10. The Trustee to Sign Amendments, etc
. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 13 if the amendment or supplemental indenture does not adversely affect in any material respect the rights, duties, liabilities or immunities of the Trustee. If any amendment or supplemental indenture does have such a materially adverse effect, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 11.1, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized, permitted or not prohibited (as the case may be) by this Indenture and that it will be valid and binding upon the Issuer in accordance with its terms and all conditions precedent to the execution of such amendment or supplemental indenture have been satisfied.
Section 13.11. Back-Up Servicer Consent
. No amendment or indenture supplement hereto (including pursuant to Section 2.2 hereof) shall be effective if such amendment or supplement shall adversely affect the rights, duties or obligations of the Back-Up Servicer (including in its capacity as successor Servicer) without its prior written consent, notwithstanding anything to the contrary.
ARTICLE 14.

REDEMPTION AND REFINANCING OF NOTES
Section 14.1. Redemption and Refinancing
. The Notes of any Series are subject to redemption on any Payment Date on which the Issuer exercises its option to redeem the Notes for the Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. If the Notes of any Series are to be redeemed pursuant to this Section 14.1, the Issuer shall furnish notice of such election to the Trustee and the Noteholders not later than fifteen (15) days prior to the Redemption Date and the Issuer shall deposit with the Trustee in a Trust Account that is within the sole control of the

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Trustee no later than 10:00 a.m. New York time on the Redemption Date the Redemption Price of the Notes of such Series to be redeemed whereupon all such redeemed Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 14.2 to each Holder of such Notes.
Section 14.2. Form of Redemption Notice
. Notice of redemption under Section 14.1 shall be given by the Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes of the Series to be redeemed, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.
All notices of redemption shall state:
(i) the Redemption Date;
(ii) the Issuer’s good faith estimate of the Redemption Price;
(iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 8.2); and
(iv) that interest on the Notes shall cease to accrue on the Redemption Date.
Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. For the avoidance of doubt, the Issuer shall provide the Trustee with the actual Redemption Price prior to the applicable Redemption Date. Failure to give notice of redemption, or any defect therein, to any Holder of any Note to be redeemed shall not impair or affect the validity of the redemption of any other Note.
Section 14.3. Notes Payable on Redemption Date
. The Notes of any Series to be redeemed shall, following notice of redemption as required by Section 14.2 (in the case of redemption pursuant to Section 14.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.
ARTICLE 15.

MISCELLANEOUS
Section 15.1. Compliance Certificates and Opinions, etc

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.
(a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee if requested thereby (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel (subject to reasonable assumptions and qualifications) stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if this Indenture is required to be qualified under the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.
(b) (i) Prior to the deposit of any Receivables or other property or securities (other than cash) with the Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 15.1(a) or elsewhere in this Indenture, furnish to the Trustee upon the Trustee’s request an Officer’s Certificate certifying or stating the opinion of each individual signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Receivables or other property or securities to be so deposited.
(ii) Whenever the Issuer is required to furnish to the Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or

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release since the commencement of the then-current Fiscal Year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate outstanding principal amount or par value of all the Notes of all Series issued by the Issuer, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% percent of the aggregate outstanding principal amount or par value of all the Notes of all Series issued by the Issuer of the Notes.
(iii) Other than with respect to the release of any cash (including Collections) in accordance with the Series Supplements, Removed Receivables or liquidated Receivables (and the Related Security therefor), and except for discharges of this Indenture as described in Section 12.1, whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Trustee an Officer’s Certificate certifying or stating the opinion of each individual signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such individual the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
(iv) Whenever the Issuer is required to furnish to the Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than cash (including Collections) in accordance with the Series Supplements, Removed Receivables and Defaulted Receivable, or securities released from the Lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate outstanding principal amount or par value of all Notes of all Series issued by the Issuer, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% percent of the then aggregate outstanding principal amount or par value of all Notes of all Series issued by the Issuer of the Notes.
Section 15.2. Form of Documents Delivered to Trustee
. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless

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such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the initial Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of or known to the initial Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article 10.
Section 15.3. Acts of Noteholders.
(a) Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. Notwithstanding anything in this Indenture to the contrary, so long as any other Person is a Noteholder, none of the Seller, the Issuer or any Affiliate controlled by Oportun or controlling Oportun shall have any right to vote with respect to any Note.
(b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

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(c) The fact and date of the execution by any Person of any such instrument or writing may be proved in any customary manner of the Trustee.
(d) The ownership of Notes shall be proved by the Note Register.
(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any such Notes shall bind such Noteholder and the Holder of every Note and every subsequent Holder of such Notes issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 15.4. Notices
. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier (overnight or hand-delivered) at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, to 2 Circle Star Way, Room 119, San Carlos, California 94070, Attention: Secretary, (b) in the case of the Servicer or Oportun, to 2 Circle Star Way, San Carlos, California 94070, Attention: General Counsel and (c) in the case of the Trustee, to the Corporate Trust Office. Unless otherwise provided with respect to any Series in the related Series Supplement or otherwise expressly provided herein, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.
The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.
Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of confirmation of the delivery of such notice by e-mail or telephone, and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.
Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.
If the Issuer mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

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Section 15.5. Notices to Noteholders: Waiver
. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given if sent in accordance with Section 15.4 hereof. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
Section 15.6. Alternate Payment and Notice Provisions
. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Trustee on behalf of the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are consented to by the Issuer (which consent shall not be unreasonably withheld). The Trustee will cause payments to be made and notices to be given in accordance with such agreements.
Section 15.7. Conflict with TIA
. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control (if this Indenture is required to be qualified under the TIA).
The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein (if this Indenture is required to be qualified under the TIA). Notwithstanding the foregoing, and regardless of whether the Indenture is required to be qualified under the TIA, the provisions of Section 316(a)(1) of the TIA shall be excluded from this Indenture.
Section 15.8. Effect of Headings and Table of Contents

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. The Article and Section headings herein and the Table of Contents and Cross-Reference Table are for convenience of reference only, are not to be considered a part hereof, and shall not affect the meaning or construction hereof.
Section 15.9. Successors and Assigns
. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.
Section 15.10. Separability of Provisions
. If any one or more of the covenants, agreements, provisions or terms of this Indenture or Notes shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or rights of the Holders thereof.
Section 15.11. Benefits of Indenture
. Except as set forth in this Indenture, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.
Section 15.12. Legal Holidays
. In any case where the date on which any payment is due to any Secured Party shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) any such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
Section 15.13. GOVERNING LAW; JURISDICTION
. THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS INDENTURE AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE

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AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Section 15.14. Counterparts
. This Indenture may be executed in any number of counterparts, and by different parties on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 15.15. Recording of Indenture
. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.
Section 15.16. Issuer Obligation
. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer or the Trustee or (ii) any partner, owner, incorporator, member, manager, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, the Seller, the Servicer or the Trustee, except (x) as any such Person may have expressly agreed and (y) nothing in this Section shall relieve the Seller or the Servicer from its own obligations under the terms of any Servicer Transaction Document. Nothing in this Section 15.16 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Trust Estate.
Section 15.17. No Bankruptcy Petition Against the Issuer
. Each of the Secured Parties and the Trustee by entering into the Indenture, any Series Supplement or any Note Purchase Agreement, and in the case of a Noteholder by accepting a Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note and the termination of the Indenture, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings, under any United States federal or state bankruptcy or similar Law in connection with any obligations relating to the Notes, the Indenture or any of the Transaction Documents. In the event that any such Secured Party or the Trustee takes action in violation of this Section 15.17, the Issuer shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against the Issuer or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 15.17 shall survive

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the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such Proceeding involving the Issuer.
Section 15.18. No Joint Venture
. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Trustee or the Issuer.
Section 15.19. No Waiver; Cumulative Remedies
. No failure to exercise and no delay in exercising, on the part of the Trustee, any Secured Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Law.
Section 15.20. Third-Party Beneficiaries
. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Secured Parties, and their respective successors and permitted assigns. Except as otherwise provided in this Article 15, no other Person will have any right or obligation hereunder.
Section 15.21. Merger and Integration
. Except as specifically stated otherwise herein, this Indenture sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Indenture.
Section 15.22. Rules by the Trustee
. The Trustee may make reasonable rules for action by or at a meeting of any Secured Parties.
Section 15.23. Duplicate Originals
. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.
Section 15.24. Waiver of Trial by Jury
. To the extent permitted by applicable Law, each of the Secured Parties irrevocably waives all right of trial by jury in any action or Proceeding arising out of or in connection with this Indenture or the Transaction Documents or any matter arising hereunder or thereunder.

4140-8886-1733.4

Section 15.25. No Impairment
. Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the interests of the Issuer in any asset of the Trust Estate now existing or hereafter created or to impair the value of any asset of the Trust Estate now existing or hereafter created.
Section 15.26. Intercreditor Agreement
. The Trustee shall, and is hereby authorized and directed to, execute and deliver the Intercreditor Agreement, and perform the duties and obligations, and appoint the Collateral Trustee, as described in the Intercreditor Agreement. Upon receipt of (a) an Issuer Order, (b) an Officer’s Certificate of the Issuer stating that such amendment or replacement intercreditor agreement, as the case may be, will not cause a Material Adverse Effect, (c) evidence of the written consent of the Required Noteholders to such amendment or replacement intercreditor agreement, as the case may be, which consent shall not be unreasonably withheld, and (d) an Opinion of Counsel stating that all conditions precedent to the execution of such amendment or replacement intercreditor agreement, as the case may be, provided for in this Section 15.26 have been satisfied, the Trustee shall, and shall thereby be authorized and directed to, execute and deliver, and direct the Collateral Trustee to execute and deliver, (x) one or more amendments to the Intercreditor Agreement and/or (y) one or more replacement intercreditor agreements and such documentation as is required to terminate the Intercreditor Agreement then in effect, in each case to accommodate additional financings entered into by Affiliates of the Issuer.

[THIS SPACE LEFT INTENTIONALLY BLANK]

4140-8886-1733.4

IN WITNESS WHEREOF, the Trustee, the Issuer, the Securities Intermediary and the Depositary Bank have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.
OPORTUN FUNDING V, LLC,
as Issuer

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Securities Intermediary

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Depositary Bank

By:
Name:
Title:

[Base Indenture]
4140-8886-1733.4

EXHIBIT A
TO BASE INDENTURE
Form of Release and Reconveyance of Trust Estate
RELEASE AND RECONVEYANCE OF TRUST ESTATE
RELEASE AND RECONVEYANCE OF TRUST ESTATE, dated as of __________, _____, between Oportun Funding V, LLC (the “Issuer”) and Wilmington Trust, National Association, a national banking association with trust powers organized and existing under the laws of the United States (the “Trustee”) pursuant to the Base Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Issuer and the Trustee are parties to the Base Indenture dated as of August 4, 2015 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Base Indenture”);
WHEREAS, pursuant to the Base Indenture, upon the termination of the Lien of the Base Indenture pursuant to Section 12.1 of the Base Indenture and after payment of all amounts due under the terms of the Base Indenture on or prior to such termination, the Trustee shall at the request of the Issuer reconvey and release the Lien on the Trust Estate;
WHEREAS, the conditions to termination of the Base Indenture pursuant to Sections 12.1 and 12.6 have been satisfied;
WHEREAS, the Issuer has requested that the Trustee terminate the Lien of the Indenture on the Trust Estate pursuant to Section 12.6; and
WHEREAS, the Trustee is willing to execute such release and reconveyance subject to the terms and conditions hereof;
NOW, THEREFORE, the Issuer and the Trustee hereby agree as follows:
1. Defined Terms. All terms defined in the Base Indenture and used herein shall have such defined meanings when used herein, unless otherwise defined herein.
2. Release and Reconveyance. (a) The Trustee does hereby release and reconvey to the Issuer, without recourse, representation or warranty, on and after ____, ____ (the “Reconveyance Date”) all right, title and interest in the Trust Estate whether then existing or thereafter created, all monies due or to become due with respect thereto and all proceeds of such Trust Estate, except for amounts, if any, held by the Trustee or any Paying Agent pursuant to Section 12.5 of the Base Indenture.
(b) In connection with such transfer, the Trustee does hereby release the Lien of the Indenture on the Trust Estate and agrees, upon the reasonable request and at the expense of the
        A-1 Base Indenture
4140-8886-1733.4

Issuer, to authorize the filing of any necessary or reasonably desirable UCC termination statements in connection therewith.
3. Return of Lists of Receivables. The Trustee shall deliver to the Issuer, not later than five (5) Business Days after the Reconveyance Date, each and every computer file or microfiche list of Receivables delivered to the Trustee pursuant to the terms of the Base Indenture.
4. Counterparts. This Release and Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
5. Governing Law. THIS RELEASE AND RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
IN WITNESS WHEREOF, the undersigned have caused this Release and Reconveyance of Trust Estate to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.
        A-2 Base Indenture
4140-8886-1733.4

OPORTUN FUNDING V, LLC, as Issuer

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

        A-3 Base Indenture
4140-8886-1733.4

EXHIBIT B
TO BASE INDENTURE
Form of Lien Release

[______]
[______]
[______]

[  , 20 ]

Wilmington Trust, National Association
[______]
[______]

Ladies and Gentlemen:

        Reference is made to that certain Base Indenture dated as of August 4, 2015 (hereinafter as such agreement may have been, or may be from time to time, amended, supplemented, or otherwise modified, the “Base Indenture”), by and between Oportun Funding V, LLC (the “Issuer”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as securities intermediary and as depositary bank pursuant to which the Issuer has granted to the Trustee for the benefit of the Secured Parties a lien on and security interest in all of the Issuer’s right, title and interest in, to and under the Contracts and related Receivables and certain assets and rights of the Issuer more particularly described therein (the “Trust Estate”). Capitalized terms used but not otherwise defined herein have the meanings given such terms in the Base Indenture.

         [Reference is further made to Section 5.8 of the Base Indenture and Section 2.02(k) of the Servicing Agreement dated as of August 4, 2015, by and between the Issuer, PF Servicing, LLC, as servicer (in such capacity, the “Servicer”), and the Trustee, pursuant to which the Servicer (or its Affiliate) has deposited into the Collection Account an amount equal to the aggregate Net Third Party Purchase Price with respect to those Receivables set forth on Schedule I hereto (such Receivables, “Removed Receivables”).]

        [Reference is further made to Section 5.8 of the Base Indenture and Section 2.08 of the Servicing Agreement dated as of August 4, 2015, by and between the Issuer, PF Servicing, LLC, as servicer (in such capacity, the “Servicer”), and the Trustee, pursuant to which the Servicer has deposited into the Collection Account an amount equal to the Outstanding Receivables Balance of those Receivables set forth on Schedule I hereto (such Receivables, “Removed Receivables”), together with accrued and unpaid interest thereon.]
        [Reference is further made to Section 5.8 of the Base Indenture and Section 2.4 of the Purchase and Sale Agreement dated as of August 4, 2015, by and between the Issuer and Oportun, Inc., as seller (the “Seller”), pursuant to which the Seller has deposited into the Collection Account an amount equal to the Outstanding Receivables Balance of those
        B-1 Base Indenture
4140-8886-1733.4

Receivables set forth on Schedule I hereto (such Receivables, “Removed Receivables”), together with accrued and unpaid interest thereon.]

        In connection with the Issuer’s sale, transfer and assignment of the Removed Receivables, the Issuer hereby certifies that the conditions precedent to the release of the Removed Receivables have been satisfied and requests that the Trustee, and the Trustee by acknowledging this Lien Release Request does, irrevocably and unconditionally release the Removed Receivables and the related Related Security (the “Released Assets”) from the lien granted to the Trustee pursuant to the Base Indenture, and the Released Assets shall no longer constitute a part of the Trust Estate under the Base Indenture, any related security agreement or financing statement.

              Very truly yours,

OPORTUN FUNDING V, LLC

               By:
               Name:
               Title:

Acknowledged as of the
above date:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

SCHEDULE I
        B-2 Base Indenture
4140-8886-1733.4

Removed Receivables
        B-3 Base Indenture
4140-8886-1733.4

EXHIBIT C
TO BASE INDENTURE
Form of Permitted Takeout Release

[_______], 20[__]

Oportun Funding V, LLC
2 Circle Star Way, Room 119
San Carlos, California 94070
Attention: General Counsel

Wilmington Trust, National Association,
not individually but solely in its capacity as Trustee
1100 North Market Street, 3rd Floor
Wilmington, Delaware 19890
Attention: Corporate Trust Administration – Oportun V Funding

Re: Release of Security Interest in Certain Receivables

Ladies and Gentlemen:

Reference is made to that certain Base Indenture, dated as of August 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), among Oportun Funding V, LLC (the “Issuer”), and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain Series 2015 Supplement, dated as of August 4, 2015 (the “Series Supplement” and together with the Base Indenture, the “Indenture”). Capitalized terms used in this letter agreement and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer has advised the Noteholders and the Trustee that it desires to enter into a Permitted Takeout and in connection therewith requests that the Secured Parties release any security interest, liens or other rights which they have in the Receivables listed on Exhibit A hereto and the Related Security to the extent directly related thereto (collectively, the “Released Assets”).

The aggregate amount attributable to the Released Assets due to the Secured Parties under the Transaction Documents in accordance with Section 2.16(c) of the Base Indenture, if paid in immediately available funds by 12:00 p.m. (New York time), on [____], 20[__] (the “Purchase Time”), will be the amount specified on Schedule I (such amount, in the aggregate, the “Purchase Price”). Payment of the Purchase Price shall be made by wire transfer to the Collection Account.

In consideration of the payment in full of the Purchase Price by the Purchase Time, each of the Noteholders and the Trustee (on behalf of the other Secured Parties), upon receipt of the
 C-1 Base Indenture
4140-8886-1733.4

Purchase Price in immediately available funds in the Collection Account, hereby acknowledges and agrees that, with respect to the Released Assets:
(i)  all security interests, liens or other rights which the Secured Parties may have on or in the Released Assets shall be terminated and shall be of no further force and effect (it being understood that no other security interests, liens or other rights under or in connection with the Transaction Documents are being terminated or released); and
(ii)  the Trustee (on behalf of the Secured Parties) hereby (a) authorizes and requests the Issuer to prepare and file, at the expense of the Issuer, UCC amendments with respect to all UCC financing statements covering the Released Assets in order to exclude from the description of collateral thereon all of the Released Assets, and all other appropriate documents deemed necessary or desirable by the Issuer to terminate the security interests, liens and other rights on or in the Released Assets under the Transaction Documents in a form reasonably acceptable to the Required Noteholders and (b) agrees to promptly deliver to the Issuer (or such other Person designated by the Issuer) all possessory collateral to the extent directly related to the Released Assets held by the Trustee.
The Issuer hereby represents and warrants as of the date hereof and immediately after the release of the security interest pursuant to this letter that:
(i)  no Rapid Amortization Event, Servicer Default, Event of Default or Default would exist after giving effect to the transactions contemplated hereby;
(ii) the transactions contemplated hereby could not reasonably be expected to have a Material Adverse Effect on (x) the Issuer, the Seller, the Servicer, the Parent, the Trustee, the Agent, the Collateral Trustee, any Noteholder or any other Secured Party or (y) the bankruptcy remoteness of the Issuer or any of the transfers contemplated by the Transaction Documents;
(iii) the transactions contemplated hereby will not violate any assumption set forth in any bankruptcy opinion delivered under or in connection with any Transaction Document;
(iv)  upon effectiveness of this letter agreement and the transactions contemplated hereby, this agreement and the transactions contemplated hereby shall collectively constitute a Permitted Takeout; and
 C-2 Base Indenture
4140-8886-1733.4

(v)  upon effectiveness of this letter agreement and the transactions contemplated hereby, the Overcollateralization Test will be satisfied.
Notwithstanding anything in this letter agreement to the contrary, if all or any portion of the Purchase Price is rescinded or must otherwise be returned for any reason under any state or federal bankruptcy or other law, then all obligations of the Issuer under the Indenture and all other Transaction Documents in respect of the Purchase Price (or any portions thereof) so rescinded or returned shall be automatically and immediately revived (without any further action or consent by any of the parties hereto or any other Person) and shall continue in full force and effect as if such amounts had not been paid, and this letter agreement shall in no way impair the claims of any Person with respect to such revived obligations.

THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS LETTER AGREEMENT AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES TO THIS LETTER AGREEMENT HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

This letter agreement may be executed in counterparts and by separate parties hereto on separate counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to this letter agreement by facsimile, “.pdf” file or similar electronic means shall constitute, and shall be effective as, delivery of a manually signed counterpart hereto.

[signature pages follow]

Very truly yours,
 C-3 Base Indenture
4140-8886-1733.4

[Required Noteholders],

By:
Name:
Title:

OPORTUN FUNDING V, LLC,
as Issuer
 C-4 Base Indenture
4140-8886-1733.4

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee

By:
Name:
Title:

 C-5 Base Indenture
4140-8886-1733.4

EXHIBIT D
TO BASE INDENTURE
Form of Intercreditor Agreement

 D-1 Base Indenture
4140-8886-1733.4

EXHIBIT E
TO BASE INDENTURE
Form of Asset Repurchase Demand Activity Report

Reporting Period: [____________]
Issuer: Oportun Funding V, LLC
Reporting Entity: Wilmington Trust, National Association

Activity During Reporting Period[1]
Date of Reputed Demand	Party Making Reputed Demand	Date of Withdrawal of Reputed Demand

1 The Trustee should forward any applicable information or documentation relating to any reputed demands to the Seller.
 E-1 Amended and Restated Base Indenture
4140-8886-1733.4

SCHEDULE 1
TO BASE INDENTURE

PERFECTION REPRESENTATIONS, WARRANTIES
AND COVENANTS
In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Trustee as follows on the Closing Date:
General
1. The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Trust Estate in favor of the Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.
2. The Contracts evidencing the Receivables constitute “general intangibles”, “accounts”, “instruments”, “electronic chattel paper” or “tangible chattel paper” within the meaning of the UCC as in effect in the State of New York.
3. Each of the Trust Accounts and all subaccounts thereof constitute either a deposit account or a securities account.
Creation
4. The Issuer owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person, excepting only Liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper Proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.
5. The Seller has received all consents and approvals, if any, to the sale of the Receivables under the Purchase Agreement to the Issuer required by the terms of the Receivables that constitute instruments or payment intangibles.
Perfection:
6. The Issuer has caused or will have caused, by the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect the sale of the Contracts and Related Rights from the Seller to the Issuer, and the security interest in the Trust Estate granted to the Trustee hereunder; and the Servicer or the Custodian has in its possession the original copies of such instruments, certificated securities or tangible chattel paper that constitute or evidence the
 Schedule 1-1 Base Indenture
4140-8886-1733.4

Receivables, and all financing statements referred to in this paragraph contain or will contain when filed a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”
7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:
(i)  All original executed copies of each such instrument have been delivered to the Servicer or the Custodian;
(ii)  Such instruments or tangible chattel paper are in the possession of the Servicer or the Custodian and the Trustee has received a written acknowledgment from the Servicer or the Custodian that the Servicer or the Custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Trustee; or
(iii)  The Servicer or the Custodian received possession of such instruments after the Trustee received a written acknowledgment from the Servicer or the Custodian that the Servicer or the Custodian is acting solely as agent of the Trustee.
8. With respect to Receivables that constitute electronic chattel paper, either:
(i) The Issuer has caused, or will have caused by the effective date of the Indenture, the filing of financing statement against the Issuer in favor of the Trustee in connection herewith describing such Receivables and containing a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party”; or
(ii) All of the following are true:
(A) Only one authoritative copy of each such loan agreement exists; and each such authoritative copy (A) is unique, identifiable and unalterable (other than with the participation of the Trustee in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) has been marked with a legend to the following effect: “Authoritative Copy” and (C) has been communicated to and is maintained by the Servicer or a custodian who has acknowledged in writing that it is maintaining the authoritative copy of each electronic chattel paper solely on behalf of and for the benefit of the Trustee, or is acting solely as its agent; and
(B) Issuer has marked the authoritative copy of each loan agreement that constitutes or evidences the Receivables with a legend to the following effect: “Oportun Funding V, LLC has pledged all its rights and interest herein to Wilmington Trust, National Association, as Trustee.” Such loan agreements or leases do not have any other marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee or the Purchaser; and
 Schedule 1-2 Base Indenture
4140-8886-1733.4

(C) Issuer has marked all copies of each loan agreement that constitute or evidence the Receivables other than the authoritative copy with a legend to the following effect: “This is not an authoritative copy”; and
(D) The records evidencing the Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such electronic chattel paper must be made with the participation of the Trustee and (b) all revisions of the authoritative copy of each such electronic chattel paper must be readily identifiable as an authorized or unauthorized revision.
9. With respect to each of the Trust Accounts and all subaccounts that constitute deposit accounts, either:
(i)   The Issuer has delivered to the Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Trust Accounts without further consent by the Issuer; or
(ii)  The Issuer has taken all steps necessary to cause the Trustee to become the account holder of the Trust Accounts.
10. With respect to each of the Trust Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:
(i)  The Issuer has delivered to the Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Trustee relating to the Trust Accounts without further consent by the Issuer; or
(ii)  The Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Trustee as the person having a security entitlement against the securities intermediary in each of the Trust Accounts.
Priority
11. Other than the transfer of the Receivables to the Issuer under the Purchase Agreement and the security interest granted to the Trustee pursuant to this Indenture, none of the Issuer or the Seller have pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Trust Accounts. Neither the Issuer nor the Seller has authorized the filing of, or is aware of any financing statements against the Issuer or the Seller that include a description of collateral covering the Receivables or the Trust Accounts or any subaccount thereof other than those that have been released or any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.
12. No judgment, ERISA or tax lien filings have been made against the Issuer.
 Schedule 1-3 Base Indenture
4140-8886-1733.4

13. Neither Issuer nor a custodian holding any collateral that is electronic chattel paper has communicated an authoritative copy of any loan agreement that constitutes or evidences the Receivables to any Person other than the Trustee or the Servicer.
14. None of the instruments, certificated securities, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer or Trustee.
15. None of the Trust Accounts nor any subaccount thereof are in the name of any Person other than the Trustee. The Issuer has not consented to the bank maintaining the Trust Accounts that constitute deposit accounts to comply with instructions of any person other than the Trustee. The Issuer has not consented to the securities intermediary of any Trust Account that constitutes a securities account to comply with entitlement orders of any Person other than the Trustee.
16. Survival of Perfection Representations. Notwithstanding any other provision of the Indenture or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer’s rights to act as such) until such time as the Secured Obligations under the Indenture have been finally and fully paid and performed.
17. Issuer to Maintain Perfection and Priority. The Issuer covenants that, in order to evidence the interests of the Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Trustee) to maintain and perfect, as a first priority interest, the Trustee’s security interest in the Trust Estate. The Issuer shall, from time to time and within the time limits established by Law, prepare and present to the Trustee for the Trustee to authorize the Issuer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Trustee’s security interest in the Trust Estate as a first-priority interest (each a “Filing”).

 Schedule 1-4 Base Indenture
4140-8886-1733.4